UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. ___)

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Ramaco Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Ramaco Resources, Inc.
Notice of Annual Meeting of Shareholders
to be held on June 26, 2025
and Proxy Statement

April 30, 2025

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting, which is scheduled to be held on June 26, 2025, at 1:30 p.m. Eastern Time. The annual shareholder meeting will be completely virtual this year. You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/METC2025. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

As explained in the enclosed Proxy Statement, at this year’s meeting you will be asked to vote FOR the election of four directors, FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2025, and to participate in advisory votes to approve our executive compensation.

Your vote is very important to us – participate in the future of Ramaco Resources and exercise your shareholder right by voting your shares right away.

Only shareholders of record of our Class A common stock and Class B common stock (together, the “Common Stock”) at the close of business on April 29, 2025, or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to shareholders of our Common Stock or their proxy holders and Ramaco Resources’ guests. Only shareholders of our Common Stock or their valid proxy holders may address the meeting.

Please review the proxy card for the instructions on how you can vote your shares over the internet, by telephone or by mail. It is important that all Ramaco Resources’ shareholders, regardless of the number of shares of Common Stock owned, participate in the affairs of the Company.

Thank you for your continued interest in Ramaco Resources.

Sincerely,
Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors

2025 Proxy Statement

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250 West Main Street, Suite 1900

Lexington, Kentucky 40507

Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Ramaco Resources, Inc. (herein referred to as the “Company,” “Ramaco Resources,” “us,” “our,” and “we”). This is your notice for the meeting. The 2025 Annual Meeting of Shareholders will be conducted solely virtually, on the below date and time, via live audio webcast. You or your proxyholder may participate and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2025 and using your 16-digit control number.

TIME AND DATE

1:30 p.m. Eastern Time on June 26, 2025 (the “Annual Meeting”).

LOCATION

www.virtualshareholdermeeting.com/METC2025

ITEMS OF BUSINESS

●	To elect the four nominees named in the Proxy Statement as directors to hold office until the 2028 Annual Meeting of Shareholders;

●	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025;

●	To vote to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement; and

●	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE

Shareholders of record of our Class A common stock and Class B common stock (together, the “Common Stock”) at the close of business on April 29, 2025, are entitled to vote on the matters presented at the Annual Meeting.

PROXY VOTING

Our Board of Directors is soliciting proxies from holders of our Common Stock to be voted at the Annual Meeting of Shareholders. Each share of Common Stock entitles the holder to one vote. You may vote either by attending the virtual meeting online or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the Proxy Statement that follows. Whether or not you plan to attend the virtual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet at http://www.proxyvote.com or by telephone at 1-800-690-6903, or, if you requested paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the meeting regardless of whether you attend the virtual meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024, to you online with paper copies available, free of charge, upon request.

On or about April 30, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Sincerely, Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors

April 30, 2025

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on June 26, 2025:

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report to
Shareholders are available electronically at www.proxyvote.com

2025 Proxy Statement

RAMACO RESOURCES, INC.
250 West Main Street, Suite 1900
Lexington, Kentucky 40507
(859) 244-7455

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

Where is the Annual Meeting?

The Annual Meeting will be completely virtual. Shareholders can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2025.

Why is the Annual Meeting a virtual meeting?

We have decided to hold our Annual Meeting virtually. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

On what am I voting?

Item Description	More Information	Board Recommendation
Item 1: Election of directors	Page 5	FOR each nominee
Item 2: Ratification of independent registered public accounting firm	Page 50	FOR
Item 3: Advisory vote on executive compensation	Page 55	FOR

Who may vote?

Shareholders of record of our Class A common stock and our Class B common stock (together, the “Common Stock”) at the close of business on April 29, 2025, may vote at the meeting. Holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of the stockholders. As of April 29, 2025, there was a total of 54,693,210 shares of our Common Stock outstanding, consisting of 44,407,741 shares of Class A common stock and 10,285,469 shares of Class B common stock.

How many votes do I have?

You have one vote for each share of our Common Stock (you owned as of the record date for the meeting).

How do I vote?

Our proxy materials are available to shareholders on the Internet and by mail. You may read, print and download our 2024 Annual Report on Form 10-K, Proxy Statement and proxy card at http://www.proxyvote.com. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your shares by the Internet at http://www.proxyvote.com or by telephone at 1-800-690-6903 prior to the meeting, by regular mail or by attending and voting at the virtual meeting by visiting www.virtualshareholdermeeting.com/METC2025. Each of these voting options is described in the Notice of Availability of Proxy Materials (the “Notice of Availability” or “Notice”) and the proxy card.

To ensure that your vote is counted at the meeting, regardless of whether you plan to attend the meeting virtually, you should vote by using the Internet voting option on your proxy card or mailing in your proxy card to Ramaco Resources’ address shown above. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the board of directors (the “Board” or “Board of Directors”). If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted per your instructions.

What are the Board of Directors’ recommendations?

The Board of Directors’ recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors and the Audit Committee recommend a vote as follows:

●	FOR Proposal 1, the election of the four nominees named in this Proxy Statement as directors.

●	FOR Proposal 2, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

●	FOR Proposal 3, the approval, on an advisory basis, of the Company’s executive compensation as reported in this Proxy Statement.

If any other matters properly come before the Annual Meeting, we will vote the shares in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

●	submitting a new proxy card with a later date;

●	attending the virtual Annual Meeting and following the voting instructions provided on the meeting website; or

●	giving written notice to the Corporate Secretary at Ramaco Resources’ address shown above.

Will my shares be voted if I do not provide my proxy and don’t attend the Annual Meeting?

Brokerage firms are subject to the rules of the New York Stock Exchange (the “NYSE”). The NYSE rules direct that certain matters submitted to a vote of shareholders are “routine” items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers who hold shares in “street name” for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers.

We believe Proposal One and Proposal Three are non-routine matters and, therefore, the broker may not vote your shares on such proposals without receiving instructions from you. We believe that Proposal Two is a routine matter and, therefore, the broker may vote your shares on such proposal without receiving instructions from you.

If your broker does not vote on a proposal, this is commonly referred to as a “broker non-vote.” Broker non-votes, if any, will not be counted as having been voted in person or by proxy, but pursuant to Delaware corporate law, they will (under certain circumstances) be counted for purposes of determining whether a quorum is present.

How do I attend the virtual meeting?

To attend and participate in the Annual Meeting, shareholders will need to access the live audio webcast of the meeting. To do so, shareholders of record will need to visit www.virtualshareholdermeeting.com/METC2025 and use their 16-digit Control Number provided in the Notice to log in to the website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage shareholders to log in to this website and access the webcast at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. We intend to offer the same participation opportunities as would be provided at an in-person meeting.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the voting power of all of the outstanding shares of stock entitled to vote as of the record date must be represented at the meeting, either by proxy or by joining the virtual meeting. Shares of Common Stock owned by Ramaco Resources are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve the proposals?

The following votes must be received:

●	With respect to Proposal 1, under our Second Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast at the meeting, so long as a quorum is present. This means that the directors who receive the most “FOR” votes are elected up to the maximum number of directors to be elected at a meeting at which a quorum is present. “Withhold” votes and broker non-votes will not affect the outcome of the vote. The directors in the other classes will continue for the remainder of their respective terms.

●	With respect to Proposal 2, regarding the ratification of the appointment of Grant Thornton LLP, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a “routine” matter under the rules of the New York Stock Exchange, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions, and, therefore, there will be no broker non-votes on this proposal.

●	With respect to Proposal 3, regarding the vote to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter would be required for approval. Abstentions have the effect of a vote against this proposal. Broker non-votes, if any, will not affect the outcome of the vote. Because the vote on Proposal 3 is advisory and therefore will not be binding on the Company, the Board will review the voting result and take it into consideration when making future decisions regarding executive compensation.

Who conducts the proxy solicitation and how much will it cost?

Ramaco Resources is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies. We can request proxies through the mail or by telephone, fax or Internet. We can use directors, officers and other employees of Ramaco Resources to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We have engaged Saratoga Proxy Consulting, LLC (“Saratoga”), a proxy soliciting firm, to assist with the solicitation of proxies for a fee of $12,500, plus expenses. Saratoga may solicit the return of proxies, either by mail, telephone, email or through personal contact. The cost of solicitation will be borne by us, including the fees of Saratoga. We will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our Common Stock.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors

Our Board is currently composed of ten members. Effective April 13, 2022, the Board approved the implementation of a staggered board pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, consisting of three classes. The term of one class expires each year on the date of the annual meeting of shareholders or special meeting in lieu thereof, and any director subsequently appointed to fill a vacancy shall hold office for the remaining term of the director’s predecessor. As of the date of this proxy, each nominee for election currently serves as a director and, if elected, will serve for a term expiring on the date of the Annual Meeting of Shareholders in 2028 or the special meeting in lieu thereof.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority.

Listed below are the biographies of each director. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company. No current director or executive officer has any family relationship with any other executive officer, director, or director nominee.

The four nominees for election at the Annual Meeting are listed below.

NOMINEES STANDING FOR ELECTION; TERM TO EXPIRE IN 2028

RANDALL W. ATKINS

Randall W. Atkins, age 72, has served as Chairman of our Board of Directors since August 2015, and as our Chief Executive Officer since January 2021. Mr. Atkins also served as our Chief Financial Officer from July 2018 to May 2019. Mr. Atkins has been involved in energy related investment and financing activities for over 40 years. He also has served as Chairman and Chief Executive Officer of the predecessor company, Ramaco Coal, LLC, from 2011 to 2022. Prior to the formation of Ramaco, Mr. Atkins was a banker at J.P. Morgan and had worked in various investment banking and private equity positions in the mining and energy fields. Mr. Atkins is the immediate past Chairman of the Department of Energy’s National Coal Council. He was also appointed by the Department of Energy as a United States representative to the International Energy Agency’s Coal Advisory Board and Critical Minerals Working Group. He sits on the Board of Directors of the National Mining Association (“NMA”). He began his career at Ashland Oil, Inc. Mr. Atkins holds a B.A. degree from Duke University and a J.D. degree from Washington & Lee University School of Law.

We believe that Mr. Atkins’ considerable financial and energy investment experience brings important and valuable skills to the Board of Directors and qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Chairman of the Board Committees: None
RICHARD M. WHITING

Richard M. Whiting, age 70, has served as a member of our Board of Directors since December 2016. Mr. Whiting most recently served as President of Kinder Morgan Resources LLC, and before that as President, Chief Executive Officer, and Director of Patriot Coal Corporation (“Patriot Coal”). Prior to the spin-off of Patriot Coal from Peabody Energy Corporation (“Peabody”), Mr. Whiting served in various positions at Peabody including Executive Vice President & Chief Marketing Officer, President & Chief Operating Officer and Director. Mr. Whiting has served as both a Director and on the Executive Committee of the NMA. He has also served as a Director of the National Coal Council and as a member of the Society of Mining Engineers Foundation Board of Trustees. Mr. Whiting holds a B.S. degree in Mining Engineering from West Virginia University.

Independent Director Nominee Committees: Audit

We believe that Mr. Whiting’s business experience and leadership roles bring valuable strategic and analytical skills and qualify him to serve on our Board of Directors.	Compensation Environmental, Health and Safety
EVAN H. JENKINS

Evan H. Jenkins, age 64, has served as a member of the Board and as Vice-Chairman of the Board since March 2025, and has served as Secretary of the Company since February 2024. He also currently serves as president of The Ramaco Foundation and a member of its board of directors, positions he has held since May 2022. Mr. Jenkins served as General Counsel of the Company from February 2024 through April 2025. Immediately prior to joining Ramaco, Mr. Jenkins was Senior Vice President, Government Affairs at the U.S. Chamber of Commerce from September 2022 through February 2024. Mr. Jenkins owned and managed Evan Jenkins PLLC, a law firm, from February 2022 through September 2022. Mr. Jenkins previously served on the West Virginia Supreme Court of Appeals from October 2018 through February 2022 including a term as Chief Justice from January 2021 through December 2021. Mr. Jenkins is also a former two term U.S. Congressman representing West Virginia’s 3rd congressional district, and a longtime state legislator serving in the West Virginia House of Delegates and West Virginia State Senate. Mr. Jenkins has significant private sector experience as a practicing labor and employment attorney and also previously served as the chief executive officer of a statewide association in West Virginia. Mr. Jenkins received his bachelor's degree in business administration from the University of Florida and his law degree from the Cumberland School of Law at Samford University.

We believe Mr. Jenkins’ experience and background in law, public policy, and organization management qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Committees: None
JOSEPH MANCHIN III

Joseph Manchin III, age 77, has served as a director of our Company since April 2025. He has served on the Board of Athene Holding Ltd. since February 2025 and is a member of Athene’s legal and regulatory committee. Senator Manchin has served as an adviser to Apollo since February 2025. From 2010 to 2025, Senator Manchin served as a US Senator for West Virginia. During his time in the Senate, Senator Manchin was a member of the Senate Energy and Natural Resources Committee, where he served as Chair, as well as the Appropriations, Armed Services, and Veterans’ Affairs Committees. Before his tenure in the Senate, Senator Manchin served as the 34th Governor of West Virginia from 2005 to 2010 and as West Virginia Secretary of State from 2001 to 2005. Senator Manchin is known for his bipartisan approach, focusing on energy policy, economic development, and national security. He has been a vocal advocate for an “all-of-the-above” energy strategy that aims to utilize a diverse mix of energy sources to ensure energy security, economic growth, and environmental sustainability, emphasizing the importance of innovation in coal, natural gas, and renewable energy. In addition to his work in public policy, Senator Manchin is dedicated to supporting his home state of West Virginia through various philanthropic initiatives, including education and workforce development programs. He is actively involved in promoting civic engagement and fostering collaboration between the public and private sectors.

Independent Director Nominee Committees: Finance and Investment Nominating and Corporate Governance Technology

Senator Manchin graduated from West Virginia University with a Bachelor of Arts degree in business administration.

We believe that Senator Manchin’s extensive experience in governance, his deep understanding of energy policy, and his commitment to economic development and public service qualifies him to serve on our Board of Directors.

DIRECTORS NOT STANDING FOR ELECTION; TERM TO EXPIRE IN 2027

PETER LEIDEL

Peter Leidel, age 68, has served as a member of our Board of Directors since November 2019. Mr. Leidel is a founder and partner of Yorktown Partners. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Leidel was a partner in the venture capital group and invested in a variety of private companies with a particular focus on energy investments until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Leidel’s focus is on energy companies in a variety of different industries. He was previously in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of the University of Wisconsin Foundation and the American Spectator Foundation, as well as several private energy companies. He served as an adjunct faculty member at the University of Pennsylvania’s School of Business, where he taught financial and managerial accounting. Mr. Leidel became a Certified Public Accountant in 1979. He received his B.B.A. with Honors from the University of Wisconsin and M.B.A. from the Wharton School at the University of Pennsylvania.

We believe that Mr. Leidel’s extensive experience in private equity and extensive leadership experience qualifies him to serve on our Board of Directors.

Non-Independent Director Committees: None
C. LYNCH CHRISTIAN, III

C. Lynch Christian, III, age 73, has served as a member of our Board of Directors since June 2019. Mr. Christian has been involved in coal mining and coal land leasing and management since 1980 as an officer and director of Imperial Colliery Company and Milburn Colliery Company. Among other energy related businesses, Mr. Christian has experience as an officer and director of companies providing mining and hydraulic equipment, material crushing and handling equipment, conveyor design and installation and crane and rigging services. Prior to commencing work in the coal industry, Mr. Christian practiced energy law with the firm of Jackson Kelly PLLC in Charleston, West Virginia. Mr. Christian is a graduate of the University of North Carolina and Washington & Lee University School of Law.

We believe that Mr. Christian’s management experience and lengthy career in the Appalachian coal industry qualifies him to serve on our Board of Directors.

Independent Director Committees: Audit Environmental, Health and Safety Technology
AURELIA SKIPWITH GIACOMETTO

Aurelia Skipwith Giacometto, age 44, has served as a member of our Board of Directors since January 2022. Ms. Giacometto has a wide background as an experienced government administrator at the federal level, an attorney, a scientist, and a businesswoman. She served as Director of the United States Fish and Wildlife Service until early 2022. She served as the General Counsel of AVC Global, an international logistics company that operates using blockchain technology until 2023, she co-founded the company in 2016. She currently serves as the Head of

Independent Director Committees: Environmental, Health and Safety

the Louisiana Department of Environmental Quality, a position to which she was appointed in 2023. She began her career at Monsanto in research. She later served in both legal and research positions at the United States Department of Agriculture and as an intellectual property consultant to the United States Agency for International Development. She has also worked in legal and regulatory divisions of Alltech, a global leader in the animal feed industry. Ms. Giacometto received her Bachelor of Science in biology from Howard University, a Master’s of Science in molecular genetics from Purdue University and a Juris Doctor degree from the University of Kentucky College of Law.

We believe that Ms. Giacometto’s government experience and leadership roles bring valuable strategic and analytical skills and qualify her to serve on our Board of Directors.

Nominating and Corporate Governance Technology

DIRECTORS NOT STANDING FOR ELECTION; TERM TO EXPIRE IN 2026

BRYAN H. LAWRENCE

Bryan H. Lawrence, age 82, has served as a member of our Board of Directors since December 2016. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC (“Yorktown Partners”), which manages the Yorktown group private equity partnerships with approximately $5.0 billion of capital under management that invest in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of publicly traded Hallador Energy Company, Riley Exploration Permian, Inc. and Star Group, L.P. and certain nonpublic companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

We believe that Mr. Lawrence’s wealth of industry-specific transactional skills and experience qualify him to serve on our Board of Directors.

Non-Independent Director Committees: None
DAVID E.K. FRISCHKORN, JR.

David E.K. Frischkorn, Jr., age 74, has served as a member of our Board of Directors since January 2021. Mr. Frischkorn is an investment banker with more than 40 years of energy industry experience. Previously, Mr. Frischkorn was Managing Director, Corporate Finance at Seaport Global Holdings LLC, an investment bank, from November 2011 to December 2017. Mr. Frischkorn also served as Vice Chairman-Corporate Finance of Dahlman Rose & Company LLC, a New York-based investment bank, from September 2004 to September 2011, and as Managing Director of the Energy Group of Jefferies & Co., an investment bank, from August 1996 to February 2003. Mr. Frischkorn holds an M.B.A. in Finance and Accounting from Columbia Business School and a B.A. in Economics and German from Tufts University.

We believe that Mr. Frischkorn’s extensive experience in the energy industry brings valuable strategic and analytical skills and qualify him to serve on our Board of Directors.

Independent Director Committees: Audit Compensation Finance and Investment
PATRICK C. GRANEY, III

Patrick C. Graney, III, age 71, has served as a member of our Board of Directors since December 2016. Mr. Graney is currently a private investor. Previously, Mr. Graney founded and served as Chairman of the One Stop Convenience Store chain and was the President and CEO of Petroleum Products, Inc., a motor fuel and lubricant distribution company in West Virginia. Mr. Graney was elected to the Board of Truist Financial Corp., a public bank, in October 2018, but recently retired in August 2024. He also serves on the boards of the West Virginia Chamber of Commerce and several privately held companies in which he is an investor with operations in the West Virginia area. He was previously a Class B Director representing West Virginia to the Richmond Federal Reserve. Mr. Graney received a B.A. degree from the University of Virginia, and an M.B.A. from the Colgate Darden School at the University of Virginia.

We believe that Mr. Graney’s extensive leadership and financial experience brings valuable strategic and managerial skills and qualify him to serve on our Board of Directors.

Independent Director Committees: Compensation Finance and Investment Nominating and Corporate Governance

Recommendation.

The Board of Directors recommends a vote FOR the election of each of the four identified nominees standing for election as directors.

CORPORATE GOVERNANCE

Criteria for Director Nominations

The Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. In assessing the qualifications of candidates for nomination as director, in addition to qualifications set forth in our Bylaws and Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee also considers whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties.

The Nominating and Corporate Governance Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Nominating and Corporate Governance Committee has identified the following considerations and areas of expertise that are particularly relevant to service on the Board:

●	Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).

●	Finance and Accounting — Senior executive-level experience or membership on a board audit committee with an extensive understanding of finance and accounting matters such as capital markets, corporate finance, M&A, financial accounting and reporting, auditing, Sarbanes-Oxley compliance and internal controls.

●	Industry — Extensive knowledge and experience in the coal and steel industries.

●	Diversity — The Board is committed to a policy of inclusiveness and diversity. The Nominating and Corporate Governance Committee and the Board also consider the diversity of the Board and believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness.

Although the Board is willing to consider candidates recommended by our shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our shareholders. The Board believes that a formal policy is not necessary or appropriate because the current Board already has a diversity of business background and industry experience. Our Board will consider director candidates recommended by shareholders who are highly qualified in terms of business experience and both willing and expressly interested in serving on the Board. Shareholders recommending candidates for consideration should send their recommendations to us at our principal executive offices (Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507) in accordance with the procedures described in our Bylaws. Unless the Board determines otherwise, the 2026 Annual Meeting of Shareholders will be held on or about June 26, 2026. The Board will therefore consider recommendations for the 2026 Annual Meeting of Shareholders if they are received on or after the close of business on February 26, 2026, but no later than the close of business on March 28, 2026.

In addition to satisfying the foregoing requirements and those set forth under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than April 27, 2026 (i.e., the date that is 60 calendar days prior to the anniversary date of this annual meeting of stockholders). The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

Director Independence

Our Board is composed of a majority of independent directors in accordance with the Nasdaq Global Select Market listing requirements and rule (the “Nasdaq Rules”). All members of our Board, except Messrs. Atkins, Leidel, Lawrence, and Jenkins have been determined by the Board to be independent. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth in the Nasdaq Rules. The Board affirmatively determined that Messrs. Christian, Frischkorn, Graney, Whiting and Manchin and Ms. Giacometto are independent under the Nasdaq Rules. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Board has affirmatively determined that Messrs. Christian, Frischkorn and Whiting are independent under the Nasdaq Rules for audit committee membership, including those requirements set forth in Rule 10A-3 under the Exchange Act. Additionally, the Board has affirmatively determined that Messrs. Whiting, Graney and Frischkorn are independent under the additional standards for compensation committee membership under the Nasdaq Rules.

The independence standards included in the Nasdaq Rules specify the criteria by which the independence of our directors is determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent registered public accounting firm.

Code of Conduct and Financial Code of Ethics

Our Code of Conduct and Financial Code of Ethics provide general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Conduct and Financial Code of Ethics are available on our Internet website, www.ramacoresources.com.

We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct or Financial Code of Ethics to the extent applicable to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer (or other principal accounting officer) or that relates to any element of the SEC’s definition of a “code of ethics.”

Conflicts of Interest and Related-Party Transactions

The Audit Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our senior officers, directors or other “related persons” under Item 404(a) of the SEC’s Regulation S-K and in accordance with our Related Persons Transactions Policy.

Our Code of Conduct provides that all directors, officers and other employees should avoid actual conflicts of interest as well as potential conflicts of interest, and our Financial Code of Ethics, applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer (or other principal accounting officer) and other senior financial officers, similarly obligates those employees to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Any questionable situation is required to be disclosed to an employee’s direct supervisor or the Chief Compliance Officer, which is currently our General Counsel.

Pursuant to our Code of Conduct and our Related Persons Transactions Policy, the Board has delegated to the Audit Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving senior officers or directors of the Company or other related persons under the applicable rules of the SEC. Our Code of Conduct requires that (i) each director and officer shall promptly disclose to the Chief Compliance Officer any potential conflicts of interest he or she (or a member of such person’s immediate family) may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chief Compliance Officer shall promptly advise the Audit Committee and the Chief Executive Officer of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

In accordance with our Related Persons Transactions Policy, in determining whether to approve or ratify a related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the benefits to the Company and the related person, (3) the extent of the related person’s interest in the transaction, (4) the nature of the interest of the related person and (5) whether the transaction may involve a conflict of interest.

Insider Trading Policy and Policy with Respect to Hedging Transactions

We have adopted an amended and restated Insider Trading Policy to provide guidance to directors, officers, employees, consultants of the Company, and the Company itself with respect to transactions in the Company’s securities and derivative securities relating to the Company’s Common Stock, whether or not issued by the Company for the purpose of promoting compliance with applicable securities laws. The Insider Trading Policy applies to the Company, as well as its directors, officers, employees, and consultants who receive or are aware of material, non-public information regarding (1) the Company and (2) any other company with publicly-traded securities, including the Company’s customers, joint-venture or strategic partners, vendors, and suppliers, obtained in the course of employment by or in association with the Company.

The Insider Trading Policy also addresses the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Hedging or monetization transactions, whether direct or indirect, involving the Company’s securities are completely prohibited.

Board Leadership

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in our best interests to make that determination based on our position and direction and membership of the Board. Randall W. Atkins, our Chief Executive Officer, serves as the Chairman of the Board. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in current circumstances, the Chairman and Chief Executive Officer roles were separate from 2017 through 2020.

Our Board structure includes strong oversight by independent directors. Mr. Atkins and Mr. Evan H. Jenkins are the only members from our management who serve on the Board and a majority of our other directors are independent. Where required by Nasdaq Rules, the Board’s committees are chaired by an independent director and, likewise, in cases where required by Nasdaq Rules, all committee members are independent.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in the oversight of risks that could impact Ramaco Resources, and risk oversight is the responsibility of the full Board. The Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Throughout the year, the full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. The Board reviews include litigation and other legal matters, regulatory developments, budget and policy, and industry and economic developments. In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on specific key areas of risk:

●	the Audit Committee oversees the management of financial risks and oversees the Ramaco IT Steering Committee which is responsible for overseeing cybersecurity risks;

●	the Compensation Committee oversees the management of risks relating to our employee compensation plans and arrangements;

●	the Nominating and Corporate Governance Committee oversees the management of risks relating to policies and practices in areas of corporate governance;

●	the Environmental, Health and Safety Committee oversees the management of risks relating to our environmental, health and safety policies, programs and initiatives;

●	the Finance and Investment Committee oversees the management of risks relating to our capital assets and financing strategy; and

●	the Technology Committee oversees the management of risks relating to our technology development, transactions, programs and strategy.

Director Attendance

Last year, the Board met 4 times, and the standing committees met a total of 24 times. Each director attended more than 75% of the meetings (in person or by telephone) of the Board of Directors and each of the committees on which he or she served in 2024. Board members are invited and generally expected to attend our annual meeting of shareholders, and all of our directors attended the 2024 Annual Meeting of shareholders.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. The Board previously established four committees to assist the Board in performing its functions: the Audit Committee, the Compensation Committee, the Environmental, Health and Safety Committee and the Nominating and Corporate Governance Committee. In addition, in September 2021, the Board established a new committee, the Finance and Investment Committee, and in April 2022, the Board established the Technology Committee. Messrs. Randall W. Atkins, Bryan H. Lawrence, Peter Leidel, and Evan H. Jenkins do not currently serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement, as well as the number of meetings each committee held during 2024:

Director‡	Audit Committee	Compensation Committee	Environmental, Health and Safety Committee	Nominating and Corporate Governance Committee	Finance and Investment Committee	Technology Committee†
C. Lynch Christian, III	X		X*			X
David E. K. Frischkorn, Jr.	X	X			X*
Aurelia Skipwith Giacometto			X	X*		X
Patrick C. Graney, III		X*		X	X
Richard M. Whiting	X*	X	X
Joseph Manchin, III				X	X	X*
Number of Meetings Held in 2024	8	3	4	2	3	4

‡Mr. Jones was a member of the Environmental, Health and Safety Committee, the Finance and Investment Committee, and the Technology Committee at the time his resignation from the Board became effective on March 14, 2025. Mr. Manchin did not join the Board until April 2025 and therefore did not appear at any Board meetings in 2024.

*Denotes Chairperson.

† Formed in 2022.

AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

●      the integrity of the financial reports and other financial information provided by us to the public or any governmental body;

●      our compliance with legal and regulatory requirements;

●      our systems of internal controls over financial reporting;

●      the qualifications and independence of our independent auditors;

●      our auditing, accounting and financial reporting processes generally;

●      our cybersecurity and internal IT Steering Committee; and

●      the performance of such other functions as the Board may assign from time to time.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent auditors and to approve all audit engagement fees and terms. The Audit Committee’s report is on page 49.

The Board of Directors has determined that Mr. Whiting is an audit committee financial expert within the meaning of the regulations of the SEC, and that each member of the Audit Committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to assist the Board in fulfilling its oversight responsibility for:

●      our executive and director compensation; and

●      the administration of our stock incentive plans and our Dodd-Frank Restatement Recoupment Policy.

Each of the members of our Compensation Committee is an independent director under the Nasdaq listing standard, qualifies as an “outside director” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” in accordance with Rule 16b-3 under the Exchange Act. The Compensation Committee’s report is on page 33.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

In February 2021, the Board created the Nominating and Corporate Governance Committee. The primary responsibility of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its oversight responsibility for:

●      identifying individuals qualified to become directors consistent with criteria approved by the Board and recommending to the Board the qualified candidates for directorships to be filled;

●      the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

●      developing and recommending to the Board a set of corporate governance guidelines and principles.

Each of the members of our Nominating and Corporate Governance Committee is an independent director under the Nasdaq listing standards.

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE	The primary responsibilities of the Environmental, Health and Safety Committee are to assist the Board in fulfilling its oversight responsibility for our environmental, health and safety policies, programs and initiatives.
FINANCE AND INVESTMENT COMMITTEE	The primary responsibilities of the Finance and Investment Committee are to assist the Board in fulfilling and discharging its responsibilities relating to the oversight of our capital assets and financing strategy.
TECHNOLOGY COMMITTEE	In April 2022, the Board created the Technology Committee. The primary responsibility of the Technology Committee is to assist the Board in fulfilling its oversight responsibility for proposed transactions and intellectual property rights in each case as it relates to coal technologies (and processes covering coal technologies), development of technologies derived from coal and alternative uses for coal.

Executive Sessions of the Board

The size of the Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. The Board will hold separate, scheduled meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director.

Determining Executive and Director Compensation

The Compensation Committee of the Board is responsible for determining executive and director compensation. For executive officers other than the Chief Executive Officer, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. The Chief Executive Officer may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than for the Chief Executive Officer but may not vote on such deliberations.

In 2024, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant within the meaning of the rules of the SEC and Nasdaq. Meridian was engaged by the Compensation Committee pursuant to the authority delegated under its charter and serves at the direction of the Compensation Committee. At the request of the Compensation Committee, Meridian provided an assessment of the competitiveness of our executive compensation program and independent director compensation as compared with our competitors, and our Compensation Committee used this assessment as one of several factors in approving target levels of compensation for each executive officer and independent director.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2024, no person who served as a member of our Compensation Committee was, during such period, an officer or employee of the Company, or has ever been one of our officers, and no such person had any transaction with us required to be disclosed in “Related Party Transactions” below. In addition, during the year ended December 31, 2024, (1) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; (2) none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and (3) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Shareholder Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this Proxy Statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Website Availability of Documents

Ramaco Resources’ Annual Report on Form 10-K, the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Environmental, Health and Safety Committee, Finance and Investment Committee, Technology Committee, the Code of Conduct and Financial Code of Ethics can be found on our website at www.ramacoresources.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this Proxy Statement.

RELATED PARTY TRANSACTIONS

Historical Transactions with Affiliates

Ramaco Coal, LLC

Prior to our acquisition during 2022 of Ramaco Coal, LLC ("Ramaco Coal") as discussed below, Ramaco Coal and its subsidiaries leased or subleased numerous properties to our subsidiaries. We believe these agreements were on terms which would be obtained on an arm’s length basis for similar transactions. Other than Knox Creek, properties associated with the acquisition of certain assets from Coronado IV LLC and Buchanan Minerals, LLC (the “Amonate Assets”) located in McDowell County, West Virginia and Tazewell County, Virginia and properties located in Wyoming County and Raleigh County, West Virginia, associated with the acquisition of the equity interests of Maben Coal LLC which occurred in 2022, those properties constitute most of the land we currently control in connection with our business operations. The terms and conditions of those agreements are summarized below.

Yorktown IX and Randall W. Atkins were owners of Ramaco Coal, LLC until April 29, 2022, when the Company acquired all of the equity interests of Ramaco Coal, LLC. Immediately prior to April 29, 2022, Mr. Atkins held an 11% ownership interest in Ramaco Coal, LLC, and served as its Executive Chairman and Chief Executive Officer.

Ramaco Coal Acquisition

On April 29, 2022, we completed and closed on a transaction involving an agreement in principle for our subsidiary, Ramaco Development, LLC, to acquire 100% of the equity interests of Ramaco Coal (the "Acquisition"). The consideration for the Acquisition consisted of (i) an initial payment of $10 million due at closing and (ii) an aggregate deferred purchase price of $55 million, consisting of (A) $15 million, to be paid during the remainder of 2022, and (B) $40 million, to be paid during 2023 in $10 million ratable quarterly installments. The Special Committee of Independent Directors (the "Special Committee") of the Board of Directors negotiated and approved the Acquisition.

Given certain common ownership between Ramaco Coal, LLC and the Company and the complex contractual obligations under the following documents, conflicts could arise among or between Ramaco Coal, LLC, Yorktown, Mr. Atkins and the Company. In addition, a conflict may arise which could adversely affect the interests of our shareholders, including, without limitation, conflicts involving compliance with payment and performance obligations under existing leases, and negotiation of the terms of and performance under additional leases we may enter into with affiliates in the future.

As of December 31, 2023, Ramaco had retired all remaining installment notes in connection with the Acquisition and had no more continuing obligations in connection with this Acquisition.

Ramaco Foundation

The Company made a charitable cash contribution of $1.0 million during 2022 to the Ramaco Foundation. The Ramaco Foundation is an unconsolidated not-for-profit organization whose board of directors includes several members of the Company’s management and Board.

Other Transactions

On April 1, 2023, Ramaco Carbon, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company, retained the brother of Mr. Atkins, to provide management services related to research and analysis of existing carbon products and development of new products for commercialization. During the year ended December 31, 2024, the Company paid $574,000 to the brother of Mr. Atkins in connection with these services.

During the year ended December 31, 2024, the Company paid $160,000 for information technology and public affairs services to an entity owned by the son of Mr. Atkins.

During the year ended December 31, 2024, the Company accrued $72,810 for the law firm of Jones & Associates for legal services. Jones & Associates is owned and managed by Mr. Jones, a former director of the Company who served on the Board from January 2021 until his resignation effective March 14, 2025. Mr. Jones was appointed as a Director Emeritus effective March 14, 2025, and General Counsel of the Company effective May 1, 2025.

Review, Approval or Ratification of Transactions with Related Persons

We maintain a written Related Persons Transactions Policy (the “Policy”) for approval of related party transactions. A “Related Persons Transaction” is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest (other than solely because of being a director or a less than 10% beneficial owner of another entity). A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or a director nominee;

●	any person who is known by us to be the beneficial owner of more than 5% of our Common Stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our Common Stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our Common Stock; and

●	an entity that is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of the entity.

The Audit Committee is charged with reviewing the material facts of all Related Persons Transactions and either approving or disapproving of the Company’s participation in such transactions under the Policy, which pre-approves or ratifies (as applicable) certain related person transactions, even if the aggregate amount involved exceeds or will exceed $120,000, including:

●	any employment by the Company of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation SK;

●	director compensation that is required to be reported in the Company’s proxy statement under Item 402 of Regulation SK;

●	any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares if the aggregate amount involved for any particular service does not exceed the greater of $100,000 or 3% of that company’s total annual revenues;

●	charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 3% of the charitable organization’s total annual revenues; and

●	any transaction where the Related Person’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g., dividends) is pre-approved or ratified (as applicable).

In determining whether to approve or disapprove entry into a Related Persons Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the benefits to the Company and the Related Person, (iii) the extent of the Related Person’s interest in the transaction, (iv) the nature of the interest of the Related Person and (v) whether the transaction may involve a conflict of interest.

The Company’s General Counsel, or such other officer designated by the Board, serves as the “Compliance Officer” for purposes of the Policy. Directors and executive officers must inform the Compliance Officer at the earliest practicable time of any plan or proposal to engage in a potential Related Persons Transaction and supply the Compliance Officer with full details regarding the terms and circumstances of such transaction, including information required to be supplied to enable the Audit Committee to make its determination, as provided for above. If the Compliance Officer is involved in a potential Related Persons Transaction, he or she must inform the Chief Executive Officer and the Audit Committee.

Further, the Policy requires that all Related Persons Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules, and regulations. All transactions, including Related Persons Transactions involving amounts less than $120,000, are subject to the Company’s Code of Conduct, which contains provisions regarding potential conflicts of interest.

DIRECTOR COMPENSATION

Our Compensation Committee oversees fee levels and other elements of compensation for our non-employee directors.

During fiscal year 2024, Messrs. Whiting, Graney, Christian, Frischkorn and Jones1 and Ms. Giacometto each received $125,000 for director fees and $25,000 for committee chair fees in the form of cash, which were paid in monthly and quarterly installments, respectively. Each of these individuals also received a restricted stock award on February 29, 2024, under the LTIP of 5,297 shares of Class A common stock, which fully vested in January 2025. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for fiscal year 2024 as well as additional material information in connection with such amounts. Mr. Atkins, who is a named executive officer, does not receive additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Richard M. Whiting	$150,000	$93,121	$243,121
Patrick C. Graney, III	$150,000	$93,121	$243,121
C. Lynch Christian, III	$150,000	$93,121	$243,121
David E. K. Frischkorn, Jr.	$150,000	$93,121	$243,121
E. Forrest Jones, Jr.	$150,000	$93,121	$243,121
Aurelia Skipwith Giacometto	$150,000	$93,121	$243,121
Bryan H. Lawrence(2)	-	-	-
Peter Leidel(2)	-	-	-

(1)	Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards granted under our LTIP to certain of our non-employee directors then in office as of February 29, 2024.

(2)	Mr. Lawrence and Mr. Leidel did not receive any compensation for serving as directors of the Company during fiscal year 2024.

1 As stated previously, Mr. Jones resigned from the Board on March 14, 2025.

STOCK OWNERSHIP

The following table shows stock ownership of (a) each person who is known to us to own beneficially more than 5% of Ramaco Resources’ Common Stock, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and (b) each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our current executive officers and directors as a group. Information for the executive officers and directors is given as of April 29, 2025 except as otherwise indicated. As of April 29, 2025, the Company had 54,693,210 shares of Common Stock (consisting of 44,407,741 shares of Class A common stock and 10,285,469 shares of Class B common stock) issued, outstanding, and eligible to vote. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or Named Executive Officers (as defined below), as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507. The address for Yorktown is 410 Park Avenue, Suite 1900, New York, New York 10022.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)	% of class
Five Percent Shareholders:
Yorktown Energy Partners IX, L.P.(3)
Class A Common Stock	3,625,044	8.2%
Class B Common Stock	1,015,775	9.9%
Total Common Stock	4,640,819	8.5%
Yorktown Energy Partners X, L.P.(4)
Class A Common Stock	2,929,557	6.6%
Class B Common Stock	668,723	6.5%
Total Common Stock	3,598,280	6.6%
Yorktown Energy Partners XI, L.P.(5)
Class A Common Stock	4,432,261	10.0%
Class B Common Stock	1,011,736	9.8%
Total Common Stock	5,443,997	10.0%
Directors and NEOs:
Randall W. Atkins(6)
Class A Common Stock	3,166,307	7.1%
Class B Common Stock	723,314	7.0%
Total Common Stock	3,889,621	7.1%
Christopher L. Blanchard
Class A Common Stock	416,020	*
Class B Common Stock	96,902	*
Total Common Stock	512,922	*
Jeremy Sussman
Class A Common Stock	356,829	*
Class B Common Stock	82,492	*
Total Common Stock	439,321	*
Jason T. Fannin
Class A Common Stock	162,256	*
Class B Common Stock	36,727	*
Total Common Stock	198,983	*
John C. Marcum
Class A Common Stock	139,151	*
Class B Common Stock	31,616	*
Total Common Stock	170,767	*

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)	% of class
Bryan H. Lawrence(7)
Class A Common Stock	11,121,739	25.0%
Class B Common Stock	2,720,141	26.4%
Total Common Stock	13,841,880	25.3%
Peter Leidel(7)
Class A Common Stock	11,072,336	24.9%
Class B Common Stock	2,704,400	26.3%
Total Common Stock	13,776,736	25.2%
Richard M. Whiting
Class A Common Stock	131,340	*
Class B Common Stock	30,419	*
Total Common Stock	161,759	*
Patrick C. Graney, III
Class A Common Stock	208,340	*
Class B Common Stock	45,376	*
Total Common Stock	253,716	*
C. Lynch Christian III
Class A Common Stock	109,921	*
Class B Common Stock	22,337	*
Total Common Stock	132,258	*
David E. K. Frischkorn, Jr.
Class A Common Stock	53,884	*
Class B Common Stock	9,630	*
Total Common Stock	63,514	*
Evan H. Jenkins
Class A Common Stock	21,848	*
Class B Common Stock	662	*
Total Common Stock	22,510	*
Aurelia Skipwith Giacometto
Class A Common Stock	30,334	*
Class B Common Stock	4,444	*
Total Common Stock	34,778	*
Joseph Manchin III
Class A Common Stock	10,560	*
Class B Common Stock	0	*
Total Common Stock	10,560	*
All directors and current executive officers as a group (14 persons)
Class A Common Stock	16,014,003	36.1%
Class B Common Stock	3,812,226	37.1%
Total Common Stock	19,826,229	36.2%

*	Represents less than 1%

(1)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(2)	The number of shares beneficially owned by each person or group as of April 29, 2025, includes shares of Common Stock that such person or group has the right to acquire within 60 days of April 29, 2025, including upon the exercise of options to purchase Common Stock or the vesting of restricted stock awards.

(3)	Number of shares based on the Lawrence/Leidel Form 4s (defined below) and a Schedule 13D/A (No. 10) (with respect to Class A Common shares) filed with the SEC on March 31, 2025 and Schedule 13D/A (No. 2) (with respect to Class B Common shares) filed with the SEC on December 11, 2023 for Yorktown Energy Partners IX, L.P. Such filings indicate that Yorktown Energy Partners IX, L.P. has shared voting power with respect to 4,678,656 shares and shared dispositive power with respect to 4,678,656 shares. Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX

Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein.

(4)	Number of shares based on the Lawrence/Leidel Form 4s and a Schedule 13D/A (No. 1) (with respect to Class A Common shares) filed with the SEC on December 8, 2023, for Yorktown Energy Partners X, L.P. Such filings indicate that Yorktown Energy Partners X, L.P. has shared voting power with respect to 3,598,280 shares and shared dispositive power with respect to 3,598,280 shares. Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein.

(5)	Number of shares based on the Lawrence/Leidel Form 4s and a Form 4 and Schedule 13D/A (No. 2) (with respect to Class A Common shares) filed with the SEC for Yorktown Energy Partners XI, L.P. on March 27, 2025, and March 31, 2025, respectively. Such filings indicate that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 4,432,261 shares and shared dispositive power with respect to 4,432,261 shares. Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein.

(6)	Includes 448,712 shares of Class A common stock and 89,742 shares of Class B common stock underlying employee stock options.

(7)	Numbers based on the Form 4 filed by Mr. Lawrence on March 27, 2025 (the “Lawrence Form 4”) and the Form 4 filed by Mr. Leidel on March 27, 2025 (the “Leidel Form 4” and together with the Lawrence Form 4, the “Lawrence/Leidel Form 4s”). Because of the relationship of Messrs. Lawrence and Leidel to Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Leidel may be deemed indirect beneficial owners of the 13,683,096 shares of common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds, but they disclaim beneficial ownership of such shares.

NAMED EXECUTIVE OFFICERS

Name and Principal Position	Age	Position
Randall W. Atkins	72	Chief Executive Officer, Director and Chairman of the Board
Jeremy R. Sussman	42	Chief Financial Officer and Assistant Secretary
Christopher L. Blanchard	50	EVP for Mine Planning and Development
Jason T. Fannin	51	Chief Commercial Officer
John C. Marcum	61	EVP for Production

Biographical information for Mr. Atkins is set forth in this Proxy Statement under the heading “Item 1: Election of Directors.”

Jeremy R. Sussman. Jeremy R. Sussman has served as our Chief Financial Officer since May 2019 and Assistant Secretary since January 2024. Mr. Sussman has an extensive knowledge of the coal industry through his work over many years as one of the leading mining industry analysts on Wall Street. Most recently, Mr. Sussman served as Managing Director – Mining and Metals at Clarksons Platou Securities (“Clarksons”). Mr. Sussman had worked at Clarksons since April 2013. Prior to that Mr. Sussman had worked as a research analyst focusing on the coal space in a variety of other sell-side and buy-side firms. Mr. Sussman graduated from Georgetown University’s McDonough School of Business in 2005.

Christopher L. Blanchard. Chris Blanchard has served as our EVP for Mine Planning and Development since May 2024 and previously served as our Chief Operating Officer from December 2017 to May 2024. Mr. Blanchard previously served as an independent contractor to the Company through his company. Prior to that he served as Vice President – Operations and Development for Cutlass Collieries, LLC, a Cline Group Company, in Nova Scotia, Canada, and as the Director of Operations Support for an Alpha Natural Resources subsidiary. Mr. Blanchard was previously President of a subsidiary of Massey Energy Company operating the Upper Big Branch mine in April 2010 at the time of an explosion. Mr. Blanchard was not charged in connection with the incident. Mr. Blanchard received his Bachelor of Science in Mining Engineering from Virginia Polytechnic Institute. Mr. Blanchard also holds a M.B.A. from the University of Charleston and a Master of Science in Systems Engineering from Missouri University of Science and Technology.

Jason T. Fannin. Jason Fannin has served as EVP and Chief Commercial Officer since February 2021 and as Chief Marketing Officer since April 2020. Prior to that, Mr. Fannin held a variety of sales and marketing positions with Contura Energy, Alpha Natural Resources, and AMCI Resources. Mr. Fannin holds Bachelor of Science degrees in both chemical engineering and chemistry from the West Virginia Institute of Technology and earned his law degree, summa cum laude, from the Appalachian School of Law.

John C. Marcum. John C. Marcum has served as our EVP for Production since May 2024 and previously served as our Chief Accounting Officer from July 2019 to May 2024. Prior to joining Ramaco Resources in 2018 as Controller, Mr. Marcum served as Vice President of Accounting for Alpha Natural Resources. Mr. Marcum previously held a variety of accounting and finance management positions with Massey Energy, Magnum Coal, and Arcelor Mittal Princeton Mining. Mr. Marcum holds a B.B.A. in Accountancy from Marshall University and a M.B.A. from Morehead State University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers,” who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For fiscal year 2024, our Named Executive Officers, were:

●	Randall W. Atkins, Chief Executive Officer and Chairman of the Board;

●	Jeremy R. Sussman, Chief Financial Officer and Assistant Secretary;

●	Christopher L. Blanchard, EVP Mine Planning and Development;

●	Jason T. Fannin, Chief Commercial Officer; and

●	John C. Marcum, EVP for Production.

Compensation Philosophy and Objectives

Compensation amounts historically have been determined by the Compensation Committee based on a variety of informal factors including our financial condition and available resources, our need to attract and retain executive talent and the compensation levels of our other executive officers, each as of the time of the applicable compensation decision. In making such determinations, the Compensation Committee has considered the competitive market for corresponding positions within members of our peer group, based on its general knowledge regarding the compensation provided to executive officers of such other companies in our industry through informal discussions with recruiting firms, research, personal knowledge of the competitive market as well as market data provided by our independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”). As a result, our Compensation Committee does not formally benchmark executive compensation against our peer group or use a formula to set the compensation for our executives in relation to survey data. Our Compensation Committee, in consultation with Meridian, made compensation decisions for our executive officers based on the various factors and data described above and, for all Named Executive Officers other than our Chief Executive Officer, the recommendations of our Chief Executive Officer, as further described below.

Our Compensation Committee believes our compensation program to be well designed to achieve the following objectives:

●	attract and retain talented and experienced executives in our industry;

●	reward executives whose knowledge, skills and performance are critical to our success;

●	align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding executive officers when shareholder value increases;

●	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

●	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our Company; and

●	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

Compensation Committee Procedures and Role of Compensation Consultant

For executive officers other than the Chief Executive Officer, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, incentive and equity compensation, for such officers. The Chief Executive Officer may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than for the Chief Executive Officer but may not vote on such deliberations. The Compensation Committee also annually analyzes our Chief Executive Officer’s performance and recommends to the Board his base salary, cash performance awards and grants of long-term equity incentive awards based on its assessment of his performance with input from any consultants engaged by the Compensation Committee. The Compensation Committee has met both formally and informally prior to acting to establish executive compensation. The Compensation Committee considers various items in its deliberations related to executive compensation including, without limitation, comparative compensation programs utilized by others in the industry, the importance of our executives to the ongoing success and operation of the Company and certain performance parameters related to our executives and the overall business.

In order to ensure that we continue to remunerate our executives appropriately, the Compensation Committee has retained Meridian. Meridian assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. Meridian performs no other work for us. The Compensation Committee regularly reviews the consultant’s independence relative to key factors identified in the applicable listing standards of Nasdaq. Based on its assessment, the Compensation Committee concluded that Meridian is independent and that no conflicts of interest exist.

The Compensation Committee has worked with Meridian to develop our compensation peer group, which is used in the decision-making process to determine the compensation paid to our Named Executive Officers. Our compensation peer group is primarily comprised of companies within the coal extraction industry. The coal extraction industry has unique dynamics and requires a unique set of skills and experience. Since there are a limited number of publicly-traded coal extraction companies, and to ensure a sufficient number of companies were included in our compensation peer group, the group also includes companies in other extraction industries (primarily oil and gas). Our compensation peer group was updated during 2024 and is comprised of the following companies:

Alliance Resource Partners, L.P.	Alpha Metallurgical Resources, Inc.
Arch Resources, Inc.	Berry Corporation
Compass Minerals International, Inc.	CONSOL Energy Inc.
Coronado Global Resources Inc.	Hallador Energy Company
Peabody Energy Corporation	Piedmont Lithium Inc.
Ring Energy, Inc.	SunCoke Energy, Inc.
Talos Energy Inc.	Tellurian, Inc.*
Warrior Met Coal, Inc.

* All of the issued and outstanding stock of Tellurian was acquired for $1.00 per share by Woodside Energy on October 9, 2024 (the “Sale Date”). Tellurian was still treated as part of the peer group prior to the Sale Date and for certain purposes, after the Sale Date, as further described in this Proxy Statement.

Elements of Compensation

Our current executive compensation program, which was set by our Compensation Committee, consists of the following components:

●	base salary;

●	annual cash incentive awards linked to overall company and individual performance;

●	periodic grants of long-term equity-based compensation, such as restricted stock, restricted stock units and performance stock units;

●	other executive benefits; and

●	a severance plan for certain executives, which contains termination and change of control benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual cash bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted relatively evenly between short-term and long-term at-risk pay (annual target incentive cash bonus and long-term incentives). The direct compensation opportunity for the executives (base salary, annual target incentive cash bonus and annual target long-term incentive) results fundamentally in a pay-for-performance orientation, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance as demonstrated in the charts below:

Base Salary

The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee. Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee determines market level compensation for base salaries based on our executives’ experience in the industry with reference to the base salaries of similarly situated executives in the peer group. The Compensation Committee was also informed by Meridian as to establishing base salaries for our executive officers.

Base salaries for our Named Executive Officers during fiscal year 2024 were generally set at levels deemed by our Compensation Committee as necessary to attract and retain qualified individuals with superior talent commensurate with their relative expertise and prior experience. When establishing the base salaries for our Named Executive Officers for fiscal year 2024, our Compensation Committee specifically considered Meridian’s review and presentation related to the peer group, as well as each of our Named Executive Officer’s duties and responsibilities. The salary increases supported the Compensation Committee’s objective to continue to more closely align the Named Executive Officers’ cash compensation with the cash compensation paid to executives in comparable positions in the peer group, as well as significant growth in performance as it related to a meaningful year-on-year increase in both production and sales.

The base salaries paid to our Named Executive Officers in fiscal year 2023 and fiscal year 2024 are set forth in the chart below.

Named Executive Officer	Fiscal Year 2023 Base Salary	Fiscal Year 2024 Base Salary	Percent Increase
Randall W. Atkins	$900,000	$1,000,000	11%
Jeremy R. Sussman	$610,000	$630,000	3%
Christopher L. Blanchard	$610,000	$630,000	3%
Jason T. Fannin	$610,000	$640,000	5%
John C. Marcum	$550,000	$580,000	5%

Annual Incentive Cash Bonus

Our Compensation Committee has authority to award annual incentive bonuses to our Named Executive Officers. The annual cash bonuses are intended to offer incentive compensation by rewarding the achievement of corporate and individual performance objectives.

For fiscal year 2024, the Compensation Committee established the target percentage amounts for the annual incentive cash bonuses for each of our Named Executive Officers, as set forth in the chart below.

Named Executive Officer	Fiscal Year 2024 Base Salary	Fiscal Year 2024 Annual Bonus Target Percentage	Fiscal Year 2024 Annual Bonus Target Amount
Randall W. Atkins	$1,000,000	225%	$2,250,000
Jeremy R. Sussman	$630,000	159%	$1,000,000
Christopher L. Blanchard	$630,000	159%	$1,000,000
Jason T. Fannin	$640,000	156%	$1,000,000
John C. Marcum	$580,000	143%	$830,000

Historically, the annual bonus was entirely discretionary, with the Compensation Committee determining an executive’s bonus amount after the end of the year taking into account the executive’s individual performance as well as Company performance. Beginning in fiscal year 2022, the Compensation Committee took a more structured approach (and more aligned with the peer group bonus practices) such that 60% of the total target bonus opportunity was based on Company performance metrics and 40% was based on individual performance (as determined by the Compensation Committee).

The Company performance metrics consisted of: (i) adjusted EBITDA based against budgeted levels and adjusted for any unusual events at the Compensation Committee’s discretion, (ii) cash mine costs excluding sales related costs against budgeted levels and adjusted for any unusual events at the Compensation Committee’s discretion, (iii) safety compliance, and (iv) environmental compliance, each of which was established by the Compensation Committee to encourage our Named Executive Officers to stay focused on operational execution, balance sheet strength and environmental and safety stewardship.

The following table sets forth the information regarding the Company performance metrics and actual performance for fiscal 2024.

	2024 Performance Metrics				2024 Performance
Performance Goal	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance	Payout as % of Target	Aggregate Target Bonus % Earned
Adjusted EBITDA(1)	25%	$131	$164	$197	$106	0%	0%
Cost of Coal Sales per Ton Sold(2)	15%	$103	$96	$90	$93	124%	19%
Safety – TRIR(3)	10%	3.6	3.3	2.9	4.3	0%	0%
Environmental(4)	10%	31	24	20	4.0	200%	20%
Total	60%						39%

(1)	Threshold, Target, and Maximum Adjusted EBTIDA goals were established by the Compensation Committee based on budgeted Adjusted EBITDA as of December of 2023. We believe adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance. We defined Adjusted EBITDA for this purpose as EBTIDA of $86.7M (net income ($11.2M), plus depreciation, depletion, and amortization ($65.6M), net interest expense ($6.1M), and income tax expense ($3.7M)), adjusted for stock-based compensation ($17.5M), and accretion of asset retirement obligations ($1.5M).

(2)	Threshold, Target and Maximum Cost of Coal Sales per Ton Sold goals were established by the Compensation Committee based on budgeted Cost of Coal Sales per Ton Sold as of December of 2023. We believe this metric provides investors with useful information to enable them to compare our cash cost per ton against a similar measurement made by other publicly traded coal companies and more effectively monitor changes in coal cost from period to period, excluding the impact of transportation costs which are beyond our control. Cost of Coal Sales per Ton Sold for fiscal year 2024 was $93 and was calculated as follows: net cash cost of sales of $335.4M (calculated as cost of sales (company produced) ($475.4M) excluding (i) transportation costs ($93.4M), (ii) sale-related costs ($40.1M), (iii) idle mine costs ($1.5M), and (iv) costs related to Wyoming initiatives ($4.8M)), divided by tons sold of 3.6M.

(3)	Total Recordable Incident Rate (“TRIR”) is a standard established by the Mine Safety and Health Administration and is widely used by coal companies to judge their safety performance. It is calculated as the sum of Non-Fatal Days Lost rate and No Day Lost rate. Threshold, Target, and Maximum TRIR goals were established by the Compensation Committee based on the average TRIR for 2019, 2020, 2021, 2022, and 2023.

(4)	Environmental Compliance is measured by the total number of water quality exceedances, excluding selenium (“Net Exceedances”). Threshold, Target, and Maximum Net Exceedances goals were established by the Compensation Committee based on the average Net Exceedance for 2019, 2020, 2021, 2022, and 2023.

Following the end of the year, the Compensation Committee reviewed the individual performance of the executives and determined the individual performance payout.

Based on corporate and individual performance, the total annual bonus payout for fiscal year 2024 was as follows:

Named Executive Officer	Total Fiscal Year 2024 Annual Bonus Payout	Total Fiscal Year 2024 Annual Bonus Payout as % of Target
Randall W. Atkins	$2,450,000	109%
Jeremy R. Sussman	$1,000,000	100%
Christopher L. Blanchard	$1,000,000	100%
Jason T. Fannin	$1,000,000	100%
John C. Marcum	$830,000	100%

Long-Term Equity-Based Compensation

We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our shareholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent.

Historically, the Compensation Committee has generally awarded time-based restricted stock awards to its executives. As part of its enhancements to the structure of the compensation program and to more closely align with peer group members, the Compensation Committee determined to award performance-based equity awards as well, and made awards in fiscal year 2024 to each of our Named Executive Officers in the form of time-based restricted stock units (“RSUs”) and PSUs granted under the Ramaco Resources, Inc. Long-Term Incentive Plan, as amended (the “LTIP”). We believe such equity awards provide executives with a significant long-term interest in our success by rewarding the creation of shareholder value over time.

On February 29, 2024, the Compensation Committee granted RSUs and PSUs to each of our Named Executive Officers under the LTIP, as follows:

	RSUs(1)		PSUs
Named Executive Officer	# Shares	Grant Date Fair Value(2)	# Shares	Grant Date Fair Value(3)
Randall W. Atkins	92,691	$1,629,508	92,691	$2,662,086
Jeremy R. Sussman	33,369	$586,627	33,369	$958,358
Christopher L. Blanchard	29,198	$513,301	29,198	$838,567
Jason T. Fannin	33,898	$595,927	33,898	$973,551
John C. Marcum	27,648	$486,052	27,648	$794,051

(1)	The RSUs vest in one-third increments on January 31, 2025, January 31, 2026, and January 31, 2027, subject to continued employment through each such vesting date.

(2)	The grant date fair value is based on $17.58 closing share price on the February 29, 2024 grant date.

(3)	The grant date fair value of $28.72 per share on the February 29, 2024 grant date is valued relative to the stock price performance of the 2024 peer group companies, based on a Monte Carlo simulation.

The PSUs will vest and be earned, if at all, based on the Company’s total shareholder return (“TSR”) measured against our compensation peer group, as listed previously (subject to adjustment in the composition of the peer group for certain changes to peer companies), over the three-year performance period from January 1, 2024 through December 31, 2026. The number of PSUs that vest at the end of such performance period will be determined based on the Company’s TSR relative to the TSR of the members of the peer group, with 0% of the PSUs vesting at below threshold achievement (less than the 25th percentile), 50% of the PSUs vesting at threshold achievement (25th percentile), 100% of the PSUs vesting at target achievement (50th percentile), and 200% of the PSUs vesting at maximum achievement (75th percentile or greater), with linear interpolation applied between the 25th and 75th percentiles.

Other Executive Benefits and Perquisites

We provide the following benefits to our Named Executive Officers on the same basis as other eligible employees:

●	health insurance;

●	vacation, personal holidays and sick days;

●	life insurance and supplemental life insurance;

●	short-term and long-term disability; and

●	a 401(k) plan with matching contributions.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Change in Control Severance Benefits

We believe that a strong, experienced management team is essential to the best interests of the Company and our shareholders. We recognize that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and our shareholders. On July 9, 2024 the Company adopted an amended and restated Ramaco Resources, Inc. Change in Control Severance Plan (the “CIC Plan”), which provides change in control severance benefits to our Named Executive Officers who enter into participation agreements under the CIC Plan, and who are not parties to any separate individual agreement providing for change in control severance benefits upon a qualifying termination due to change in control (other than as provided in an equity award agreement). These benefits are enumerated and quantified in the section captioned “Potential Payments Upon Termination or a Change in Control.” The Company has not entered into employment agreements with any of its Named Executive Officers. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Recoupment (Clawback) Policy

We adopted the Ramaco Dodd-Frank Restatement Recoupment Policy effective as of October 2, 2023. In the event that we are required to prepare a financial restatement, the Compensation Committee will recoup all erroneously awarded incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, and (iii) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a Restatement, and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.

We believe that the adoption of a “clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options, stock appreciation rights, or option-like instruments (collectively, “Option-Like Awards”) in anticipation of the release of material nonpublic information and we do not time the public release of such information based on the grant dates of Option-Like Awards. During the last completed fiscal year, we have not awarded Option-Like Awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. The Compensation Committee considers the impact of Section 162(m) when making compensation decisions.

Section 409A Considerations

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Shareholder Say-on-Frequency and Say-on-Pay Advisory Vote

At our annual meeting of shareholders held on June 27, 2023, our shareholders voted to adopt the recommendation of our Board to hold an advisory vote to approve the compensation of our Named Executive Officers at our annual meeting of shareholders every one year. It is anticipated that the next advisory vote to determine the frequency of future advisory votes to approve the compensation of our Named Executive Officers will be presented at our annual meeting of shareholders in 2029.

Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, our shareholders will be voting on an advisory basis to approve the compensation of our Named Executive Officers. We will consider the outcome of the say-on-pay vote when making compensation decisions regarding our Named Executive Officers.

Risk Assessment

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures and maximum payout levels for annual bonuses and the equity compensation programs, as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to Company performance.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement.

Members of the Compensation Committee during fiscal year 2024 were:

●	Patrick C. Graney, III (Chairperson);

●	David E. K. Frischkorn, Jr.; and

●	Richard M. Whiting.

Summary Compensation Table for 2024

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022, earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Randall W. Atkins(5)	2024	1,000,000	980,000	4,291,593	1,470,000	13,800	7,755,393
Chief Executive Officer, Director and Chairman of the Board	2023	900,000	800,000	4,595,600	1,200,000	13,200	7,508,800
	2022	850,000	600,000	3,505,571	900,000	12,200	5,867,771
Jeremy R. Sussman	2024	630,000	400,000	1,544,985	600,000	13,800	3,188,785
Chief Financial Officer	2023	610,000	380,640	2,090,747	570,960	13,200	3,665,547
	2022	580,000	313,200	1,640,625	469,800	12,200	3,015,825
Christopher L. Blanchard	2024	630,000	400,000	1,351,867	600,000	13,800	2,995,667
EVP for Mine Planning and Development	2023	610,000	347,700	2,090,747	521,550	13,200	3,583,197
	2022	580,000	278,400	1,640,625	417,600	12,200	2,928,825
Jason T. Fannin	2024	640,000	400,000	1,569,477	600,000	13,800	3,223,277
Chief Commercial Officer	2023	610,000	380,640	2,030,856	570,960	13,200	3,605,656
	2022	550,000	313,500	1,402,221	470,250	12,200	2,748,171
John C. Marcum	2024	580,000	332,000	1,280,102	498,000	13,800	2,703,902
EVP for Production	2023	550,000	297,000	1,636,732	445,500	13,200	2,942,432
	2022	450,000	319,050	490,779	243,450	12,200	1,515,479

(1)	Amounts in this column reflect a portion of the annual cash incentive bonuses earned by our Named Executive Officers in the applicable fiscal year and paid in the subsequent fiscal year. These amounts were discretionary and represent 40% of the annual cash incentive opportunity as determined by the Compensation Committee after considering individual performance. Please see the “Compensation Discussion and Analysis - Annual Cash Incentive Bonus” section above for further details on these bonuses.

(2)	Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. PSUs are ultimately earned based on the Company’s total shareholder return (“TSR”) relative to the TSR of the peer group and could range from 0% to 200% of the target shares. Please see Notes 2 and 9 to the consolidated financial statements in the Company’s Form 10-K for fiscal year 2024 for a description of the valuation, and refer to the “Outstanding Equity Awards at 2024 Fiscal Year End” table below for further details regarding these awards. Amounts in this column include incremental fair value of $1,095,869 calculated under ASC 718 associated with the 2023 modification of PSUs originally granted in 2022, which was related to changes in the composition of the peer group as well as changes in the way relative total shareholder return is evaluated against the updated peer group (Atkins $442,595; Sussman $207,137; Blanchard $207,137; Fannin $177,037; and Marcum $61,963). No incremental value occurred under ASC 718 related to the distribution of Class B common stock to existing shareholders on June 21,2023. NEOs are entitled to 0.2 shares of Class B common stock for every share of Class A common stock that ultimately vests under the 2022 and 2023 awards’ original terms and conditions.

(3)	Amounts in this column reflect annual non-equity cash incentive bonuses earned by our Named Executive Officers in the applicable fiscal year and paid in the subsequent fiscal year. Such bonuses were awarded pursuant to the Company’s Annual Incentive Bonus Program and represent 60% of the total annual incentive opportunity. The amounts were determined based on the following performance metrics: Adjusted EBITDA, cash mine costs per ton sold, safety compliance, and environmental compliance. Please see the “Compensation Discussion and Analysis - Annual Bonus” section above for further details on these bonuses.

(4)	Amounts in this column reflect the employer contributions made pursuant to the Company’s 401(k) plan to each of the Named Executive Officers.

(5)	Mr. Atkins received no additional compensation in fiscal year 2024 for serving on the Board.

2024 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2024, with respect to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock	Grant
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units(3) (#)	Date Fair Value of Stock and Option Awards(4) ($)
Randall W. Atkins	February 29, 2024	675,000	1,350,000	2,700,000
	February 29, 2024				46,346	92,691	185,382	92,691	4,291,593
Jeremy R. Sussman	February 29, 2024	300,000	600,000	1,200,000
	February 29, 2024				16,685	33,369	66,738	33,369	1,544,985
Christopher L. Blanchard	February 29, 2024	300,000	600,000	1,200,000
	February 29, 2024				14,599	29,198	58,396	29,198	1,351,867
Jason T. Fannin	February 29, 2024	300,000	600,000	1,200,000
	February 29, 2024				16,949	33,898	67,796	33,898	1,569,477
John C. Marcum	February 29, 2024	249,000	498,000	996,000
	February 29, 2024				13,824	27,648	55,296	27,648	1,280,102

(1)	The non-equity incentive portion of the annual cash bonuses under the Company’s Annual Bonus Program were subject to performance in fiscal year 2024, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee and based on salary increases for fiscal year 2024 that were effective as of January 1, 2024. Please see the “Compensation Discussion and Analysis - Annual Bonus” section above for further details on these bonuses.

(2)	Amounts in this column reflect awards of PSUs granted to each of our Named Executive Officers under the LTIP in fiscal year 2024.

(3)	Amounts in this column reflect awards of RSUs granted to each of our Named Executive Officers under the LTIP in fiscal year 2024.

(4)	Amounts in this column reflect the grant date fair value of the applicable awards of RSUs and PSUs, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following tables set forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2024, with respect to the Named Executive Officer. The market value of the shares in the following table is the fair value of such shares at December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Randall W. Atkins	February 29, 2024(3)					92,691	938,033
	February 29, 2024(4)							185,392	1,876,066
	February 20, 2023 (5)					96,469	976,266
	Class B (*)					19,293	190,615
	February 20, 2023 (6)							289,408	2,928,809
	Class B (*)							57,880	571,854
	August 31, 2016 (7)	448,712		5.34(8)	Aug. 31, 2026
	Class B (*)	89,742			Aug. 31, 2026
Jeremy R. Sussman	February 29, 2024(3)					33,369	337,694
	February 29, 2024(4)							66,738	675,389
	February 20, 2023 (5)					43,754	442,790
	Class B (*)					8,751	86,460
	February 20, 2023 (6)							131,262	1,328,371
	Class B (*)							26,252	259,370
Christopher L Blanchard	February 29, 2024(3)					29,198	295,484
	February 29, 2024(4)							58,396	590,968
	February 20, 2023 (5)					43,754	442,790
	Class B (*)					8,751	86,460
	February 20, 2023 (6)							131,262	1,328,371
	Class B (*)							26,252	259,370
Jason T. Fannin	February 29, 2024(3)					33,398	343,048
	February 29, 2024(4)							67,796	686,096
	February 20, 2023 (5)					43,062	435,787
	Class B (*)					8,612	85,087
	February 20, 2023 (6)							129,186	1,307,362
	Class B (*)							25,836	255,260
John C. Marcum	February 29, 2024(3)					27,648	279,798
	February 29, 2024(4)							55,296	559,596
	February 20, 2023 (5)					36,580	370,190
	Class B (*)					7,316	72,282
	February 20, 2023 (6)							109,740	1,110,569
	Class B (*)							21,948	216,846

(*)	Class B common stock was distributed to existing shareholders on June 21, 2023, through a stock dividend as part of the Company’s equity restructuring. NEOs are entitled to 0.2 shares of Class B common stock for every share of Class A common stock that ultimately vests under the 2022 and 2023 awards’ original terms and conditions.

(1)	The treatment of these awards upon certain termination and change in control events is described in the “Potential Payments Upon Termination or a Change in Control” section below.

(2)	The values in this column are calculated based on $10.12 per share of Class A common stock and $9.88 per share of Class B common stock, the closing prices of the Company’s two classes of common stock at year-end 2024.

(3)	On February 29, 2024, each of our Named Executive Officers were granted an RSU award under the LTIP, each of which vests in one-third increments on January 31, 2025, January 31, 2026, and January 31, 2027, subject to continued employment through each such vesting date.

(4)	On February 29, 2024, each of our Named Executive Officers were granted a PSU award under the LTIP, each of which (i) time-vests on December 31, 2026, the last day of the three-year performance period, subject to continued employment through such date, and (ii) performance-vests based upon our TSR during the performance period, as measured against our performance peer group (subject to adjustment to composition to the group for certain changes to companies in the peer group). The awards of PSUs can ultimately vest from 0% to 200%. The number of PSUs reported in this column and the value reported in the last column are based on attainment of the performance goal at the maximum level.

(5)	On February 20, 2023, each of our Named Executive Officers were granted an RSU award under the LTIP, each of which vests in one-third increments on January 31, 2024, January 31, 2025, and January 31, 2026.

(6)	On February 20, 2023, each of our Named Executive Officers were granted a PSU award under the LTIP, each of which (i) time-vests on December 31, 2025, the last day of the three-year performance period, subject to continued employment through such date, and (ii) performance-vests based upon our TSR during the performance period, as measured against our performance peer group (subject to adjustment to the composition of the group for certain changes to companies in the peer group). The awards of PSUs can ultimately vest from 0% to 200%. The number of PSUs reported in this column and the value reported in the last column are based on attainment of the performance goal at the maximum level.

(7)	On August 31, 2016, stock options were granted to Mr. Atkins under our predecessor Ramaco Development’s 2016 Membership Unit Option Plan. The options granted to Mr. Atkins vested in full and were converted into options under our LTIP in connection with our initial public offering.

(8)	The option exercise price is applicable only to Class A common stock. 0.2 shares of Class B common stock will automatically be exercised for every share of Class A common stock exercised. The value of the Class B common stock will be the closing price of the Class B common stock on the date of exercise.

Options Exercised and Stock Vested in the 2024 Fiscal Year

The following table sets forth certain information with respect to the exercise of stock options or vesting of other awards during the fiscal year ended December 31, 2024, with respect to our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Randall W. Atkins
Class A	-	-	650,926	8,196,260
Class B	-	-	130,185	1,412,347
Jeremy R. Sussman
Class A	-	-	285,725	3,595,798
Class B	-	-	57,144	619,626
Christopher L. Blanchard
Class A	-	-	285,725	3,595,798
Class B	-	-	57,144	619,626
Jason T. Fannin
Class A	-	-	157,175	2,008,621
Class B	-	-	31,434	341,665
John C. Marcum
Class A	-	-	99,472	1,328,176
Class B	-	-	19,894	220,367

(1)	Represents the gross number of shares that vested pursuant to restricted stock awards and/or RSU awards during fiscal year 2024, without reduction for any shares withheld to satisfy applicable tax obligations.

(2)	Represents the value of the gross number of shares that vested pursuant to restricted stock awards and/or RSU awards during fiscal year 2024, calculated by multiplying the gross number of shares that vested by the closing stock price on each vesting date.

Potential Payments Upon Change in Control

On July 9, 2024, subsequent to the recommendation and approval of the Compensation Committee, the Board approved and adopted an amended and restated Change in Control Severance Plan (the “CIC Plan”). The original Change in Control and Severance Plan (the “Original Severance Plan”) was effective as of April 27, 2020. The CIC Plan is effective July 9, 2024. All of our Named Executive Officers participated in the CIC Plan in fiscal year 2024.

Severance benefits are provided if a qualifying termination of employment occurs during the period beginning 90 days before and ending 24 months after the date of a change in control (as such term is defined in the CIC Plan, the “protected period”). Change in control under the CIC Plan is defined as a “change in control event” within the meaning of Treasury Regulations 1.409A-3(i)(5)(i). All of our Named Executive Officers participated in the CIC Plan in fiscal year 2024. The CIC Plan amends the Original Severance Plan to, among other things, (i) not render ineligible those officers who have a separate agreement with the Company at any time providing for benefits upon termination of employment in the absence of a change in control, and (ii) remove provisions providing for severance benefits in the absence of a change in control.

If a participating Named Executive Officer is terminated without “cause” (as such term is defined in the CIC Plan) by us during the protected period, or the participant resigns his or employment for “good reason” (as such terms are defined in the CIC Plan) during the protected period (each, a “Qualifying Termination”), then the participant will be entitled to receive:

●	a lump sum cash severance payment equal to (i) the sum of (A) the participant’s annual base salary rate plus (B) the greater of (x) such participant’s target bonus under our annual bonus plan for the year of termination and (y) the average annual bonus paid to such participant for the past three calendar years preceding the year of termination, multiplied by (ii) 2.5 for tier 1 and 2 participants (the “Tier 1 and 2 Severance Multiple”), or 1.5 for tier 3 participants (“Tier 3 Severance Multiple”) (combined such payments are the “CIC Severance Payment”);

●	a lump sum cash payment equal to a prorated portion of the participant’s target bonus for the year in which the termination occurs (such payment, the “Prorated Target Bonus Payment”);

●	accelerated vesting of time-based equity or equity-based awards;

●	subject to the participant’s election, continued medical, dental and vision coverage under COBRA at a monthly premium cost to the participant that is no greater than the cost paid by the participant immediately prior to his or her termination, for a period of up to 18 months; and

●	a lump sum cash payment equal to the employer matching contribution that would be made by us under the terms of our 401(k) plan as if the participant had elected to contribute the maximum amount allowable into our 401(k) plan over a period of 24 months (such payment, the “401(k) Payment”).

Benefits under the CIC Plan are subject to the participant’s execution of an effective release of claims and compliance with certain restrictive covenants, including non-competition and non-solicitation restrictions that apply for 12 months after termination.

Our LTIP provides that in the event of a “change in control” (as such term is defined in the LTIP) or other changes in us or our Common Stock, the Board may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or stock appreciation right for no consideration if it has an exercise price or grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment or (iv)

make any other adjustments to awards that the Board deems appropriate to reflect the applicable transaction or event.

2024 RSU and PSU Awards

Pursuant to the terms of the 2024 RSU awards granted to each of our Named Executive Officers, in the event the applicable Named Executive Officer is a participant in the CIC Plan and incurs a Qualifying Termination, any unvested RSUs held by the Named Executive Officer as of such termination date will immediately accelerate and vest.

Pursuant to the terms of the 2024 PSU awards granted to each of our Named Executive Officers, in the event a “change in control” (as such term is defined in the LTIP) occurs during the performance period and the applicable Named Executive Officer is employed as of the closing date of such change in control, any unvested PSUs held by the Named Executive Officer as of such date will automatically be deemed to have vested based on maximum achievement of performance and will be settled within five business days after the end of the performance period, subject to continued employment through the end of the performance period. Notwithstanding the foregoing, in the event the Named Executive Officer is a participant in the CIC Plan and incurs a Qualifying Termination, any unvested PSUs held by the Named Executive Officer as of such termination date will be treated as time-based equity awards under the CIC Plan and will immediately accelerate and vest (based on maximum achievement of performance).

The following table provides information regarding potential payments to certain of our Named Executive Officers as of December 31, 2024 in connection with certain change in control events.

Benefits and Payments Upon Termination(1)	Qualifying Termination ($)	Change in Control (Without a Qualifying Termination) ($)
Randall W. Atkins
Aggregate Cash Payment(2)	10,402,600
Accelerated Vesting of Equity Awards(3)	9,355,726	7,250,812
COBRA Payments(4)	47,276	-
Jeremy R. Sussman
Aggregate Cash Payment(2)	5,102,600	-
Accelerated Vesting of Equity Awards:(3)	4,007,155	3,140,210
COBRA Payments(4)	47,276	-
Christopher L. Blanchard
Aggregate Cash Payment(2)	5,102,600	-
Accelerated Vesting of Equity Awards:(3)	3,880,523	3,055,789
COBRA Payments(4)	47,276	-
Jason T. Fannin
Aggregate Cash Payment(2)	5,127,600	-
Accelerated Vesting of Equity Awards:(3)	3,862,268	2,998,346
COBRA Payments(4)	26,760	-
John C. Marcum
Aggregate Cash Payment(2)	4,382,600	-
Accelerated Vesting of Equity Awards:(3)	2,871,651	2,149,382
COBRA Payments(4)	30,873	-

(1)	Information in this table assumes a termination date of December 31, 2024, and a price per share of the Company’s Class A common stock of $10.12 and a price per share of Class B common stock of $9.88 based on the closing prices at year-end 2024.

(2)	Represents the aggregate lump sum cash payment payable to the applicable Named Executive Officer (calculated based on the base salary in effect as of December 31, 2024) in accordance with the terms of the CIC Plan. This includes the following payments under the CIC Plan, as further described above: (i) the CIC Severance Payment, (ii) the Prorated Target Bonus Payment, and (iii) the 401(k) Payment.

(3)	Represents the aggregate value of the applicable Named Executive Officer’s accelerated equity awards payable to the Named Executive Officer in accordance with the terms of the CIC Plan and/or the applicable award agreements.

(4)	Represents the aggregate COBRA payments payable to the applicable Named Executive Officer in accordance with the terms of the CIC Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our LTIP as of December 31, 2024, the only equity compensation plan in effect as of December 31, 2024, which was approved by our existing shareholders prior to our initial public offering.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1)(4)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of Securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	2,663,521	$5.34	4,745,605
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	2,663,521	$5.34	4,745,605

(1)	Includes outstanding stock options as well as unvested awards of restricted stock, restricted stock units, and target performance stock units.

(2)	Exercise price is applicable only to stock options. This is not applicable to restricted stock awards, restricted stock units, or performance stock units.

(3)	The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. The shares remaining available for issuance generally may be used for any of these types of awards.

PAY VERSUS PERFORMANCE

SCT Compared to CAP

The following table compares the total compensation from the Summary Compensation Table (“SCT”) to compensation actually paid (“CAP”) for the CEO and the average CAP paid to the other non-CEO Named Executive Officers (“NEOs”) for the fiscal years ended December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024. This table also includes, for comparative purposes, the Company’s total shareholder return (“TSR”), peer group TSR, and the Company’s net income and Adjusted EBITDA.

					Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO(1)	CAP for PEO(2)	Average SCT Total for Non- PEO NEOs	Average CAP for Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss) (in millions)	Adjusted EBITDA (in millions)(5)
2024	$7,755,393	$(3,122,016)	$3,027,908	$(838,099)	$387.59	$188.14	$11.2	$105.8
2023	$7,508,800	$20,071,325	$3,449,208	$7,873,885	$601.92	$225.85	$82.3	$186.1
2022	$5,867,771	$(894,648)	$2,552,075	$469,773	$255.08	$184.67	$116.0	$214.1
2021	$4,355,848	$16,280,449	$2,292,126	$7,158,856	$379.89	$105.37	$39.8	$79.0
2020	$2,521,400	$1,987,124	$1,916,400	$1,556,635	$80.45	$64.07	$(4.9)	$18.5

(1)	Mr. Atkins was our PEO for fiscal years 2024, 2023, 2022, 2021, and 2020. For fiscal years 2024, 2023 and 2022, the non-PEO NEOs of the Company were Messrs. Sussman, Blanchard, Fannin, and Marcum. For fiscal year 2021, the non-PEO NEOs of the Company were Messrs. Blanchard and Sussman. For fiscal year 2020, the non-PEO NEOs of the Company were Messrs. Blanchard and Michael D. Bauersachs (the Former President, Chief Executive Officer and Director).

(2)	The following table sets forth adjustments made to the SCT Total for our PEO during each year to determine compensation actually paid, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period. Since the Company did not report a change in pension value for the CEO for any years reflected in the Summary Compensation Table, adjustments for pension are not needed.

	2024	2023	2022	2021	2020
SCT Total for PEO	$7,755,393	$7,508,800	$5,867,771	$4,355,848	$2,521,400
(Deduct) amounts reported under “Stock Awards” Column of the SCT	$(4,291,593)	$(4,595,600)	$(3,505,571)	$(2,094,248)	$(1,350,000)
(Deduct) amounts reported under “Option Awards” Column of the SCT	$0	$0	$0	$0	$0
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end (a)	$2,180,092	$10,075,729	$1,001,859	$6,517,569	$1,270,587
Add(Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end (b)	$(2,828,090)	$5,585,768	$(4,427,167)	$7,179,141	$(247,029)
Add the fair value of awards granted and vested during the covered year (c)	$0	$1,013,384	$271,295	$0	$0
Add(Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year (d)	$(5,937,819)	$40,649	$(102,834)	$322,139	$(207,835)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	$0	$0	$0	$0	$0
Add dividends on unvested awards paid during the covered year	$0	$0	$0	$0	$0
Add incremental fair value of awards modified during the covered year	$0	$442,595	$0	$0	$0
CAP for PEO (e)	$(3,122,016)	$20,071,325	$(894,648)	$16,280,449	$1,987,124

a.	For 2024, the value is based on RSU and PSU awards granted on February 29, 2024 that are unvested as of December 31, 2024. For 2023, the value is based primarily on RSU and PSU awards granted on February 20, 2023 that are unvested as of December 31, 2023. In addition, 2023 includes the year-end 2023 value of $2,823,663 associated with Class B common stock awards that were distributed on June 21, 2023 as part of the Company’s equity restructuring that remain unvested as of December 31, 2023. For 2022, the value is based on RSU and PSU awards granted in February 2022 that are unvested as of December 31, 2022. For 2021, the value is based on restricted stock awards granted in February 2021 with a vesting date of June 30, 2024. For 2020, the value is based on restricted stock awards granted in February 2020 with a vesting date of June 30, 2023. Restricted stock and RSUs were valued using the year-end closing stock prices for each period. PSUs were valued using a Monte Carlo simulation performed as of December 31, 2023 and December 31, 2022.

b.	For 2024, the value includes the change in fair value of Class A RSUs granted in February 2023 with vesting dates of January 31, 2025 and January 31, 2026, as well as the change in fair value of PSUs granted in February 2023 with a potential vesting date of December 31, 2025. For 2023, the value includes the change in fair value of Class A restricted stock awards and Class A RSUs granted in February 2021 and February 2022, respectively, with vesting dates of June 30, 2024 and December 15, 2024, respectively, as well as the change in fair value of PSUs granted in February 2022 with a potential vesting date of December 31, 2024. For 2022, the value includes the change in fair value of restricted stock awards granted in February 2020 and February 2021 with vesting dates of June 30, 2023 and June 30, 2024, respectively. For 2021, the value includes the change in fair value of restricted stock awards granted in January 2019 and February 2020 with vesting dates of June 30, 2022 and June 30, 2023, respectively. For 2020, the value includes the change in fair value of restricted stock awards granted in January 2018 and January 2019 with vesting dates of June 30, 2021 and June 30, 2022, respectively. Restricted stock and RSUs were valued using the applicable year-end closing stock price, and PSUs were valued using a Monte Carlo simulation.

c.	For 2023, the value is related entirely to the vesting of Class B common stock awards that were distributed on June 21, 2023 as part of the Company’s equity restructuring. The fair value is based on the closing stock price for Class B common stock on the June 30, 2023 and December 15, 2023 vesting dates. For 2022, the value is related to RSUs that were granted in February 2022 and vested at year-end 2022. The fair value is based on the closing stock price on the vesting date.

d.	For 2024, the value includes the change in fair value of 479,233 restricted shares of Class A common stock granted in February 2021 that vested on June 30, 2024 and 30,865 of Class A RSUs granted in February 2022 that vested on December 15, 2024. In addition, 92,593 Class A PSUs granted in February 2022 vested on December 31, 2024. Lastly, 48,235 Class A RSUs granted in February 2023 vested on January 31, 2024. For 2023, the value includes the change in fair value of 441,176 restricted shares of Class A common stock granted in February 2020 that vested on June 30, 2023 and 30,864 of Class A RSUs granted in February 2022 that vested on December 15, 2023. For 2022, the value includes the change in fair value of 228,520 restricted shares granted in January 2019 that vested on June 30, 2022. For 2021, the value includes the change in fair value of 124,378 restricted shares granted in January 2018 that vested on June 30, 2021. For 2020, the value includes the change in fair value of 144,330 restricted shares granted in previous years that vested on June 30, 2020.

e.	The negative CAP for 2022 was primarily due to the decline in fair value from December 31, 2021 to December 31, 2022 of awards granted in years prior to 2022.

(3)	The following table sets forth adjustments made to the SCT Total during each year to determine average CAP to the Non-PEO NEOs, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period. Since the Company did not report a change in pension value for any of the Non-PEO NEOs for any years reflected in the Summary Compensation Table, adjustments for pension are not needed.

	2024	2023	2022	2021	2020
Average total SCT for non-PEO NEOs	$3,027,908	$3,449,208	$2,552,075	$2,292,126	$1,916,400
(Deduct) amounts reported under “Stock Awards” Column of the SCT	$(1,436,608)	$(1,962,270)	$(1,293,563)	$(900,526)	$(958,500)
(Deduct) amounts reported under “Option Awards” Column of the SCT	$0	$0	$0	$0	$0
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end (a)	$729,784	$4,158,869	$369,685	$2,802,552	$902,117
Add(Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end (b)	$(1,225,042)	$1,756,907	$(1,239,100)	$2,912,356	$(171,255)
Add the fair value of awards granted and vested during the covered year (c)	$0	$276,834	$100,112	$0	$0
Add(Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year (d)	$(1,934,141)	$31,018	$(19,436)	$52,348	$(132,126)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	$0	$0	$0	$0	$0
Add dividends on unvested awards paid during the covered year	$0	$0	$0	$0	$0
Add incremental fair value of awards modified during the covered year	$0	$163,319	$0	$0	$0
Average CAP for non-PEO NEOs	$(838,099)	$7,873,885	$469,773	$7,158,856	$1,556,635

a.	For 2024, the value is based on RSU and PSU awards granted on February 29, 2024 that are unvested as of December 31, 2024.For 2023, the value is based primarily on RSU and PSU awards granted on February 20, 2023 that are unvested as of December 31, 2023. In addition, 2023 includes the average year-end 2023 value of $1,017,501 associated with Class B common stock awards that were distributed on June 21, 2023 as part of the Company’s equity restructuring that remain unvested as of December 31, 2023. For 2022, the value is related to the fair value of RSU and PSU awards granted in February 2022 that are unvested as of December 31, 2022. For 2021, the value is related to the fair value of restricted stock awards granted in February 2021 with a vesting date of June 30, 2024. For 2020, the value is related to the fair value of restricted stock awards granted in February 2020 with a vesting date of June 30, 2023. Restricted stock and RSUs were valued using the year-end closing stock prices for each period. PSUs were valued using a Monte Carlo simulation performed as of December 31, 2023 and December 31, 2022.

b.	For 2024, the value includes the change in fair value of Class A RSUs granted in February 2023 with vesting dates of January 31, 2025 and January 31, 2026, as well as the change in fair value of PSUs granted in February 2023 with a potential vesting date of December 31, 2025. For 2023, the value includes the change in fair value of Class A restricted stock awards and Class A RSUs granted in February 2021 and February 2022, respectively, with vesting dates of June 30, 2024 and December 15, 2024, respectively, as well as the change in fair value of PSUs granted in February 2022 with a potential vesting date of December 31, 2024. For 2022, the value is related to the change in fair value of restricted stock awards granted in February or April of 2020 and February 2021 with vesting dates of June 30, 2023 and June 30, 2024, respectively. For 2021, the value is related to the change in fair value of restricted stock awards granted in 2019 and 2020 with vesting dates of June 30, 2022 and June 30, 2023, respectively. For 2020, the value includes the change in fair value of restricted stock awards granted in January 2018 and January 2019 with vesting dates of June 30, 2021 and June 30, 2022, respectively. Restricted stock and RSUs were valued using the applicable year-end closing stock price, and PSUs were valued using a Monte Carlo simulation.

c.	For 2023, the value is related entirely to the vesting of Class B common stock awards that were distributed on June 21, 2023 as part of the Company’s equity restructuring. The fair value is based on the closing stock price for Class B common stock on the June 30, 2023 and December 15, 2023 vesting dates. For 2022, the value is related to RSUs that were granted in February 2022 and vested at year-end 2022. The fair value is based on the closing stock price on the vesting date.

d.	For 2024, the value includes the change in fair value of restricted shares of Class A common stock granted in February 2021 that vested on June 30, 2024 and Class A RSUs granted in February 2022 that vested on December 15, 2024. In addition, Class A PSUs granted in February 2022 vested on December 31, 2024. Lastly, Class A RSUs granted in February 2023 vested on January 31, 2024. For 2023, the value includes the change in fair value of restricted shares of Class A common stock granted in 2020 that vested on June 30, 2023 as well as Class A RSUs granted in February 2022 that vested on December 15, 2023. For 2022, the value is related to the change in fair value of restricted shares granted in 2019 that vested on June 30, 2022. For 2021, the value is related to the change in fair value of restricted shares granted in January 2018 that vested on June 30, 2021. For 2020, the value is related to the change in fair value of restricted shares granted in previous years that vested on June 30, 2020.

(4)	The Company’s total shareholder return (“TSR”) is shown on a combined basis for both classes of common stock. Peer group TSR was calculated using our compensation peer group, as defined earlier in this document For 2024, due to the sale of Tellurian Inc.’s shares for a significantly reduced price of $1.00 per share on October 29, 2024 and the surrounding business circumstances in connection with such sale, the Compensation Committee exercised its authorized discretion to treat Tellurian, Inc. as a bankrupt company with a deemed negative 100% TSR for purposes of calculating the TSR of the peer group. The compensation group previously changed during 2023 primarily to increase the number of publicly-traded extraction companies. For comparison purposes, TSR under the 2022 compensation peer group was calculated as follows: $188.14 for 2024, $234.07 for 2023, $183.91 for 2022, $99.74 for 2021, and $52.90 for 2020. The previous peer group was made up of the following companies: Peabody Energy Corporation, Alliance Resource Partners, L.P., Alpha Metallurgical Resources, Inc., Talos Energy Inc., CONSOL Energy Inc., Arch Resources, Inc., Coronado Global Resources, Inc., Warrior Met Coal, Inc., SunCoke Energy, Inc., Berry Corporation, and Contango Oil and Gas Company (2020 only).

(5)	We have selected Adjusted EBITDA as our most important financial performance measure used by us to link compensation actually paid to our Named Executive Officers to Company performance for fiscal year 2024.

●	Adjusted EBITDA for 2024 is calculated as EBITDA of $86.7M (net income ($11.2M), plus depreciation, depletion, and amortization ($65.6M), net interest expense ($6.1M), and income tax expense ($3.7M), adjusted for stock-based compensation ($17.5M), and accretion of asset retirement obligations ($1.5M).

●	Adjusted EBITDA for 2023 is calculated as EBITDA of $167.8M (net income ($82.3M), plus depreciation, depletion, and amortization ($54.3M), net interest expense ($8.9M), and income tax expense ($22.3M), adjusted for stock-based compensation ($12.9M), accretion of asset retirement obligations ($1.4M) and idle mine costs ($4.0M).

●	Adjusted EBITDA for 2022 is calculated as EBITDA of $194.2M (net income ($116.0M), plus depreciation, depletion, and amortization ($41.2M), net interest expense ($6.8M), and income tax expense ($30.2M), adjusted for stock-based compensation ($8.2M), charitable contributions ($1.0M), accretion of asset retirement obligations ($1.1M) and Berwind mine idle costs ($9.5M).

●	Adjusted EBITDA for 2021 is calculated as EBTIDA of $73.2M (net income ($39.8M), plus depreciation, depletion, and amortization ($26.2M), net interest expense ($2.6M), and income tax expense ($4.6M), adjusted for stock-based compensation ($5.3M) and accretion of asset retirement obligations ($0.6M).

●	Adjusted EBITDA for 2020 is calculated as EBTIDA of $13.7M (net loss ($-4.9M), plus depreciation, depletion, and amortization ($20.9M) and net interest expense ($1.2M), minus income tax benefit ($3.5M), adjusted for stock-based compensation ($4.1M) and accretion of asset retirement obligations ($0.6M).

Comparative Disclosure

The following graph sets forth the relationship between TSR and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020. TSR is shown on a combined basis for both classes of common stock in 2024.

CAP and TSR
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
2020
2021
2022
2023
2024
PEO CAP
Average CAP for Non-PEO NEOs
TSR

The following graph sets forth the relationship between Net Income and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020.

CAP and Net Income
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$-
$(20,000,000)
2020
2021
2022
2023
2024
PEO CAP
Average CAP for Non-PEO NEOs
Net Income

The following graph sets forth the relationship between Adjusted EBITDA and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020.

CAP and Adjusted EBITDA
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
2020
2021
2022
2023
2024
PEO CAP
Average CAP for Non-PEO NEOs
Adjusted EBITDA

The following graph sets forth the relationship between our TSR and our peer group TSR for the years ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020. TSR is shown on a combined basis for both classes of common stock in 2023 and 2024.

REGISTRANT TSR TO PEER TSR
$700
$600
$500
$400
$300
$200
$100
$-
2020
2021
2022
2023
2024
TSR
Peer TSR

Financial Performance Measures

The four items listed below measure the most important metrics used to link CAP to Company performance for the 2024 fiscal year as further described in the section titled “Annual Cash Incentive Bonus” of the Compensation Discussion and Analysis.

Most Important Performance Measures
Adjusted EBITDA
Cost of Coal Sales Per Ton
Safety - TRIR
Environmental

PAY RATIO

The following information is provided regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer (“CEO”). As of December 31, 2024, we had approximately 1,000 employees, all of whom are in the United States.

We identified our median employee for 2024 by examining the taxable wages of each individual employed by the Company as of December 31, 2024, excluding our CEO, as reported in Box 1 on Internal Revenue Service Form W-2. We did not annualize compensation of employees who were employed by us less than a full year. Upon identifying the median employee, we then calculated annual total compensation for this individual in the same manner as the total column shown for our NEOs in the “Summary Compensation Table for 2024” within this Proxy Statement.

The annual total compensation of our median employee for 2024 was $119,227. As disclosed in the “Summary Compensation Table for 2024,” our CEO’s annual total compensation for 2024 was $7,755,393. Therefore, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 65 to 1.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ramaco Resources. The Audit Committee is responsible for the appointment, compensation, retention, oversight and evaluation of the independent external audit firm retained to audit Ramaco Resources’ financial statements. Further description of the Audit Committee’s responsibilities is provided in the Audit Committee Charter available at www.ramacoresources.com.

The Audit Committee is composed of three directors, each of whom is independent as defined by the Nasdaq listing standards. The relevant experience and qualifications of the directors are set forth in director biographies included in this Proxy Statement. After reviewing qualifications and evaluating independence and past performance, the Audit Committee retained the registered accounting firm of Grant Thornton LLP (“Grant Thornton”) effective June 6, 2024, as the Company’s independent auditor (the “independent auditor”) in order to audit, and express an opinion on, the financial statements of the Company for the year ending December 31, 2024.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and its representatives and Ramaco Resources that might reasonably be thought to bear on the auditor’s independence consistent with applicable Public Company Accounting Oversight Board (“PCAOB”) requirements and (b) discussed with the independent auditor any relationships that may impact the objectivity and independence of the independent auditor. The Audit Committee reviewed with the independent auditor the audit plans, audit scope and identification of audit risks. The Audit Committee discussed and reviewed with the independent auditor all communications and other matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (“SEC”), including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees).

The Audit Committee established a practice to meet at least once per year with the Compensation Committee and the Environmental, Health and Safety Committee, currently charged with oversight of management’s response to the risks related to the Coronavirus and cybersecurity, to review the material issues before these committees and the practices of the committees in responding thereto, particularly as they relate to enterprise risk.

Management has the responsibility for the preparation of Ramaco Resources’ financial statements and for its internal controls and has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent auditor has the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of Ramaco Resources as of and for the fiscal year ended December 31, 2024, separately and together with management and the independent auditor. The Audit Committee also reviewed and discussed, separately and together with management and the independent auditor, management’s report on internal control over financial reporting and the independent auditor’s examination of and report on the quality and adequacy of Ramaco Resources’ internal control over financial reporting and the testing of those controls.

Based on the above-mentioned review and discussions with management and the independent auditor, the Audit Committee recommended to the Board that Ramaco Resources’ audited financial statements for the fiscal year ended December 31, 2024, be included in its Annual Report on Form 10-K for filing with the SEC.

Richard M. Whiting, Chairman C. Lynch Christian III David E.K. Frischkorn, Jr.

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Changes in Independent Public Accountants

On January 1, 2022, the partners and professional staff of Briggs & Veselka Co. (“BV”), which was engaged as the independent registered public accounting firm of the Company, joined Crowe LLP (“Crowe”). As a result of this transaction, BV resigned as the Company's independent registered public accounting firm on January 20, 2022. On January 21, 2022, following the resignation of BV, the Company, through and with the approval of its Audit Committee, appointed Crowe as its independent registered public accounting firm.

The reports of BV on the financial statements of the Company for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2020 and 2019 and through January 20, 2022, there were no disagreements between the Company and BV on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BV, would have caused BV to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s past fiscal years ended December 31, 2020 and 2019 and the interim period through January 20, 2022, BV did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K. During the fiscal year ended December 31, 2021 and the subsequent interim period through April 14, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, there was a material weakness for the fiscal year ended December 31, 2021 in the Company’s internal control over financial reporting related to information technology general controls (“ITGCs”) in the areas of user access and certain automated and manual business process controls that are dependent on the affected ITGCs. This material weakness did not result in any material misstatement of the Company’s consolidated financial statements for the periods presented. This reportable event was discussed among the Audit Committee and Crowe. Crowe has been authorized by the Company to respond fully to the inquiries of the successor independent registered public accounting firm concerning this reportable event.

The Company provided BV with a copy of its Current Report on Form 8-K prepared in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC and requested that BV furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from BV was filed in the Company’s Current Report on Form 8-K dated January 24, 2022, as Exhibit 16.1 thereto.

During the Company’s two fiscal years and the interim period immediately preceding the date of engagement of Crowe, neither the Company nor anyone on behalf of the Company consulted with Crowe regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or  financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

On April 14, 2022, the Company notified Crowe of its dismissal, effective April 14, 2022, as the Company’s independent registered public accounting firm. Crowe served as the auditors of the Company’s financial statements for the period from January 21, 2022 through April 14, 2022.

The report of Crowe on the financial statements of the Company for the fiscal year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change the independent registered public accounting firm was approved by the Company’s Audit Committee.

During the period from January 21, 2022 through April 14, 2022, the period during which Crowe was engaged as the Company’s independent registered public accounting firm, there were no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in connection with its audit report on the Company’s financial statements. During the fiscal year ended December 31, 2021 and the subsequent interim period through April 14, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, there was a material weakness for the fiscal year ended December 31, 2021 in the Company’s internal control over financial reporting related to information technology general controls (“ITGCs”) in the areas of user access and certain automated and manual business process controls that are dependent on the affected ITGCs. This material weakness did not result in any material misstatement of the Company’s consolidated financial statements for the periods presented. This reportable event was discussed among the Audit Committee and Crowe. Crowe has been authorized by the Company to respond fully to the inquiries of the successor independent registered public accounting firm concerning this reportable event.

The Company provided Crowe with a copy of its current report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC and requested that Crowe furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Crowe was filed in the Company’s Current Report on Form 8-K dated April 20, 2022, as Exhibit 16.1 thereto.

On April 19, 2022, the Company engaged MCM CPAs & Advisors LLP (MCM) as the Company’s independent registered public accounting firm in order to audit and express an opinion on the financial statements of the Company for the year ending December 31, 2022. The Audit Committee approved the engagement with MCM.

During the period from January 1, 2020 through April 19, 2022, the Company did not consult with MCM regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

On November 1, 2023, the Company received notice from MCM that it had been acquired by Cherry Bekaert LLP (“Cherry Bekaert”). As a result of the acquisition, the Company’s engagement letter with MCM was assigned to Bekaert, and Bekaert provided services for which MCM was originally engaged. The change in the Company’s independent registered public accounting firm from MCM to Cherry Bekaert was not the result of any disagreement with MCM.

Prior to Cherry Bekaert’s acquisition of MCM, the Company did not consult with Cherry Bekaert regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Cherry Bekaert on the Company’s financial statements, and Cherry Bekaert did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. MCM’s audit reports on the financial statements for the year ended December 31, 2022 (MCM did not provide an audit report on the financial statements for the year ended December 31, 2021) did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2022 (MCM did not provide an audit report on the financial statements for the year ended December 31, 2021) and the interim periods through November 1, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and MCM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to MCM’s satisfaction, would have caused MCM to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Cherry Bekaert with a copy of its current report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC and requested that Cherry Bekaert furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Cherry Bekaert was filed in the Company’s Current Report on Form 8-K filed on November 6, 2023, as Exhibit 16.1 thereto.

Cherry Bekaert served as the Company’s registered public accounting firm for the year ended December 31, 2023, and served in such capacity since 2022 (such date takes into account the acquisition of MCM CPAs & Advisors LLP (“MCM”) by Bekaert effective October 31, 2023). On June 5, 2024, the Company notified Cherry Bekaert of its dismissal, effective June 5, 2024, as the Company’s independent registered public accounting firm.

The reports of Cherry Bekaert on the financial statements of the Company for the fiscal years ended December 31, 2023 and 2022, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change the independent registered public accounting firm was approved by the Audit Committee.

During the period from April 19, 2022, through June 5, 2024, the period during which Cherry Bekaert was engaged as the Company’s independent registered public accounting firm, there were no disagreements between the Company and Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cherry Bekaert, would have caused Cherry Bekaert to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the period from April 19, 2022, through June 5, 2024, the period during which Cherry Bekaert was engaged as the Company’s independent registered public accounting firm, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, there was a material weakness in internal control over financial reporting for the fiscal year ended December 31, 2023, in the Company’s financial reporting related to a pervasive lack of sufficient documentation of accounting policies, procedures and controls which does not allow management to effectively assess its relevant risks and key controls to properly test for design and operating effectiveness. This reportable event was discussed among the Audit Committee and Cherry Bekaert. Cherry Bekaert has been authorized by the Company to respond fully to the inquiries of the successor independent registered public accounting firm concerning this reportable event.

The Company provided Cherry Bekaert with a copy of its Current Report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC and requested that Cherry Bekaert furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Cherry Bekaert was filed in the Company’s Current Report on Form 8-K dated June 11, 2024, as Exhibit 16.1 thereto.

On June 6, 2024, the Company appointed Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

During the period from January 1, 2022, through June 6, 2024, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Principal Accounting Firm Fees

Aggregate fees related to services provided to Ramaco Resources for the fiscal years ended December 31, 2024 and 2023 by Ramaco Resources’ principal accounting firm, Grant Thornton, and Cherry Bekaert (and Cherry Bekaert’s predecessor, MCM) are set forth below.

	Year Ended December 31,
	2023	2024
Audit fees(1)	$1,123,866	$1,257,810
Audit-related fees	—	—
Total audit and audit-related fees	1,123,866	1,257,810
Tax fees	—	—
All other fees	—	—
Total fees	$1,123,866	$1,257,810

(1)	For 2024, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements, statutory audits, attest services and regulatory filings. For 2024, including $54,600 for fees related to the Company's Senior Notes due 2029. For 2023, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements, statutory audits, attest services and regulatory filings. For 2023, the amount includes $350,000 for fees related to services provided by Crowe and $52,300 for fees related to services provided by Cherry Bekaert and MCM and for services relating to the Company's S-1 Registration Statement.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

The Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided our independent registered public accounting firm. The policy requires that all services our independent registered public accounting firm provides to us be pre-approved by the Audit Committee. The Audit Committee approved all services provided by Grant Thornton during 2024.

During 2024, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

Recommendation.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, the Company is asking shareholders to approve, in a non-binding advisory vote, the compensation of its named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

At our annual meeting of shareholders held on June 27, 2023, our shareholders voted to adopt the recommendation of our Board to hold an advisory vote to approve the compensation of our Named Executive Officers at our annual meeting of shareholders every one year. It is anticipated that the next advisory vote to determine the frequency of future advisory votes to approve the compensation of our Named Executive Officers will be presented at our annual meeting of shareholders in 2029.

The Company urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail the Company’s compensation philosophy and how the compensation programs operate and are designed to achieve the Company’s business and compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and disclosures, which provide detailed information on the compensation of the Company’s named executive officers.

The Company asks shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the compensation tables and related narrative.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. However, as this is an advisory vote, the results will not be binding on the Company, the Board or the Compensation Committee, and will not require us to take any action. The final decision on the compensation of the Company’s named executive officers remains with Compensation Committee and the Board, although the Compensation Committee and the Board will consider the outcome of this vote when making compensation decisions.

Recommendation.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The following graphs set forth the cumulative total shareholder return on an annual basis to shareholders of our Class A and Class B common stock, as well as the corresponding returns on the Russell 2000 Index and our 2024 peer group companies. The graphs track the performance of a $100 investment in the Company’s Class A common stock on December 31, 2019, in the Company’s Class B common stock on June 22, 2023, and in each of the indexes (with the reinvestment of all dividends) on the dates indicated, and held through December 31, 2024. Stockholder returns over the indicated period are based on historical data and should not be considered indicative of future stockholder returns.

Class A Common Stock

Class B Common Stock

GENERAL INFORMATION

In accordance with the SEC’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 to you online with paper copies available, free of charge, upon request.

On or about April 30, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable.

The Proxy Statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our Common Stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for 2026 Annual Meeting

We intend to file a proxy statement with the SEC in connection with the Board’s solicitation of proxies for our 2026 Annual Meeting of Shareholders. Unless the Board determines otherwise, the 2026 Annual Meeting of Shareholders will be held on or about June 26, 2026.

Any shareholder who intends to present a proposal at the 2026 Annual Meeting of Shareholders and who requests inclusion of the proposal in Ramaco Resources’ Proxy Statement and form of proxy in accordance with SEC Rule 14a-8 must file such proposal with us at our principal executive offices (Ramaco Resources Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507) no later than December 30, 2025.

For shareholder proposals to be introduced for consideration at the 2026 Annual Meeting of Shareholders other than pursuant to Rule 14a-8, such proposals or notice of nominations must be received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day before, and not later than the close of business on the 90th day prior to, June 26, 2026 (the one-year anniversary of the

2025 Annual Meeting). Accordingly, any such notice must be received no earlier than February 26, 2026, and no later than March 28, 2026, and must otherwise satisfy the requirements of our Bylaws.

In addition to satisfying the foregoing requirements and those set forth under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 27, 2026 (i.e., the date that is 60 calendar days prior to the anniversary date of this annual meeting of stockholders). The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

In the event the date of the 2026 Annual Meeting of Shareholders is more than 30 days before or 60 days after June 26, 2026, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and any persons who own more than ten percent of our equity securities to file reports of ownership and changes in ownership with the SEC. All directors, officers and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports filed. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations of our officers and directors, during 2024, all Section 16(a) reports applicable to our officers and directors were filed on a timely basis other than the inadvertent late filing by Evan H. Jenkins on May 30, 2024.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and notice may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Secretary either by calling (859) 244-7455 or by mailing a request to Attn: Secretary, 250 West Main Street, Suite 1900, Lexington, Kentucky 40507. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and notice. In addition, shareholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of Proxy Statements may request to receive a single Notice of Internet Availability or a single copy of Proxy Statements in the future in the same manner as described above.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2024, accompanies the proxy material being mailed or made available to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,
Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors
April 30, 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V74320-P28368 For Against Abstain ! ! ! ! ! ! RAMACO RESOURCES, INC. 01) Randall W. Atkins 02) Richard M. Whiting 03) Evan H. Jenkins 04) Joseph Manchin, III Nominees: NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1. Election of directors 2. To ratify the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025. 3. To approve, on an advisory basis, the compensation paid by the Company to its named executive officers. The Board of Directors recommends you vote FOR all the nominees: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except RAMACO RESOURCES, INC. 250 WEST MAIN STREET SUITE 1900 LEXINGTON, KY 40507 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 25, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/METC2025 You may attend the meeting via the Internet and vote during the meeting. You will need the 16-digit control number that is printed in the box marked by the arrow and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 25, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V74321-P28368 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2024 Annual Report are available at www.proxyvote.com RAMACO RESOURCES, INC. Annual Meeting of Shareholders June 26, 2025 1:30 PM ET This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Richard M. Whiting as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to act and vote, as designated on the reverse side of this ballot, all Class A and Class B shares of RAMACO RESOURCES, INC. that the shareholder(s) is/are entitled to vote at the Virtual Annual Meeting of Shareholders to be held at 1:30 PM, ET on June 26, 2025, via live webcast at www.virtualshareholdermeeting.com/METC2025, and any adjournment or postponement thereof. Receipt of the Notice & Proxy Statement dated April 30, 2025, is acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side